EXHIBIT 4.21

MASTER COLLATERAL AND INTERCREDITOR AGREEMENT

dated as of

July 23, 2004

among

VITRO ENVASES NORTEAMÉRICA, S.A. DE C.V.,

HSBC BANK USA, NATIONAL ASSOCIATION,
as Collateral and Intercreditor Agent

THE BANK OF NEW YORK,
as Trustee on behalf of the Holders of the 10.75% Senior Secured Guaranteed Notes due 2011

THE GRANTOR SUBSIDIARIES PARTY HERETO

and

THE OTHER SECURED CREDITORS
FROM TIME TO TIME PARTY HERETO

Section 1.	Definitions and General Terms	1
	1.1 Defined Terms	1
	1.2 Rules of Construction	17
	1.3 Currency Conventions	17
Section 2.	The Collateral and Intercreditor Agent	17
	2.1 General Authority of the Collateral and Intercreditor Agent over the Collateral	17
	2.2 Information as to Secured Parties and Creditor Representatives	19
	2.3 The Collateral and Intercreditor Agent	20
	2.4 Collateral and Intercreditor Agent’s Fees; Indemnification	23
Section 3.	Rights to Collateral; Enforcement; Coordination	223
	3.1 Pari Passu Rights	23
	3.2 Limits on Exercise of Remedies	23
	3.3 Incidents of Sale	25
	3.4 Determinations Relating to Collateral; Releases of Collateral	25
	3.5 Cooperation; Remedies Instruction	26
	3.6 Amendments to Collateral Documents	27
	3.7 Exercise of Powers	27
Section 4.	Accounts; Distributions	27
	4.1 Collateral Accounts	27
	4.2 Application of Monies from a Collateral Account	28
	4.3 Event of Loss Accounts	31
	4.4 Proceeds Accounts	32
	4.5 Establishment of the Accounts	32
	4.6 Investment of Funds Deposited in Accounts	33
	4.7 Collateral and Intercreditor Agent’s Calculations	33
	4.8 U.S	33
Section 5.	Agreements among the Secured Parties	35
	5.1 Payments Over	35
	5.2 Other Collateral	35
	5.3 Notice of Certain Actions	35
Section 6.	Interest Rate Adjustment for the Notes	36

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(continued)

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Section 7	Subsequent Parties; Modification of Existing Secured Obligations and Collateral	38
	7.1 Addition of Secured Obligations and Modification of Existing Secured Obligations	38
	7.2 Addition of Grantors	39
	7.3 Subsequent Parties Bound	39
	7.4 Removal of Secured Obligations	40
	7.5 Substitution of Stock Pledge Agreements	40
	7.6 Subdivision of Unrelated Real Property	41
Section 8.	Representations and Warranties of the Grantors	41
	8.1 Organization; Power and Authority	41
	8.2 Due Authorization, Legality, Etc.	41
	8.3 No Additional Authorization Required	42
	8.4 Legal Effect	42
	8.5 Legal Form	42
	8.6 Solvency	42
	8.7 Foreign Exchange Regulations	42
	8.8 Intellectual Property	42
	8.9 Ownership of Property; Liens	43
	8.10 Ownership of Capital Stock of Vitro Packaging	44
	8.11 Ownership of Capital Stock of Comegua	44
	8.12 Historical Monthly Average	44
Section 9.	Covenants of the Grantors	44
	9.1 Records; Information	44
	9.2 Protection of Security	45
	9.3 Assets Owned or Acquired by Non-Grantor Subsidiaries	45
	9.4 Further Assurances	46
	9.5 Recording and Opinions	47
	9.6 Taxes; Encumbrances	47
	9.7 Continuing Obligations of the Grantors; Compliance with Law	48
	9.8 Use and Disposition of Collateral	48
	9.9 Insurance	49
	9.10 Intellectual Property	50

(continued)
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	9.11 Perfection of Non-Possessory Pledge Agreements	50
	9.12 Creation and Perfection of Mortgage Agreements	51
	9.13 Mexican Stock Pledge Agreements	52
	9.14 Comegua Stock Pledge Agreement	53
	9.15 Obligations with Respect to Leases and Material Contracts	53
	9.16 U.S	54
	9.17 Cash Proceeds	54
	9.18 Translations	54
	9.19 Covenants	55
Section 10.	Reliance; Waivers; etc	55
	10.1 Reliance	55
	10.2 No Warranties or Liability	55
	10.3 No Waiver	55
	10.4 Obligations Unconditional	56
Section 11.	Miscellaneous	56
	11.1 Conflicts	56
	11.2 Continuing Nature of this Agreement	56
	11.3 Amendments; Waivers	57
	11.4 Information Concerning Financial Condition of the Company and the Subsidiaries	57
	11.5 No Fiduciary Relationship	57
	11.6 Notices	58
	11.7 Further Assurances	58
	11.8 Governing Law	58
	11.9 Jurisdiction, Service of Process and Venue	58
	11.10 Waiver of Jury Trial	59
	11.11 Waiver of Immunity	59
	11.12 Use of English Language	59
	11.13 Severability	59
	11.14 Binding on Successors and Assigns; No Third-Party Beneficiaries	59
	11.15 Section Titles	60
	11.16 Counterparts	60

(continued)
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11.17 Representations and Warranties of Secured Parties and Collateral and Intercreditor Agent	60
11.18 Effectiveness	60
11.19 Certificate and Opinion as to Conditions Precedent	60
11.20 Statements Required in Certificate or Opinion	61
11.21 Entire Agreement	61

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SCHEDULES AND EXHIBITS:

Schedule I - Grantors
Schedule II - Initial Collateral Documents
Schedule III - Cash Equivalents
Schedule IV - Collateral Permitted Liens
Schedule 8.8 - Restricted Machinery and Equipment
Schedule 8.9 - Property; Liens; Issue Date Book Value
Schedule 8.12 - Historical Monthly Average

Exhibit A-1 - Form of Accession Agreement - Secured Party
Exhibit A-2 - Form of Accession Agreement - Grantor
Exhibit B - Form of Special Power of Attorney - Grantor
Exhibit C - Form of Interest Rate Adjustment Certificate
Exhibit D-1 - Form of Vitro Shareholders Resolution
Exhibit D-2 - Form of Vitro Shareholders Resolution Opinion of Counsel
Exhibit E-1 - Form of Release of Mortgage
Exhibit E-2 - Form of Release of Stock Pledge
Exhibit F - Form of Mortgage Agreement
Exhibit G-1 - Form of Stock Pledge Agreement - Mexican Subsidiary
Exhibit G-2 - Form of Stock Pledge Agreement - Comegua
Exhibit H-1 - Form of Opinion of Swiss Counsel
Exhibit H-2 - Form of Opinion of Panamanian Counsel
Exhibit H-3 - Form of Opinion of New York Counsel
Exhibit I - Form of By-Law Amendments in Connection with Stock Pledge Agreement
Exhibit J - Securities Account Agreement
Exhibit K - Form of Comision Mercantil
Exhibit L - Form of Securities Account Control Agreement
Exhibit M - Form of Deposit Account Control Agreement
Exhibit N - Form of Confidentiality Agreement

i

MASTER COLLATERAL AND INTERCREDITOR AGREEMENT (this “Agreement”) dated as of July 23, 2004, among HSBC Bank USA, National Association, as master collateral and intercreditor agent (the “Collateral and Intercreditor Agent”), The Bank of New York, as trustee (the “Indenture Trustee”) under the Indenture dated as of July 23, 2004, among the Company, the Guarantors party thereto, and the Indenture Trustee relating to the Notes (as defined herein), Vitro Envases Norteamérica, S.A. de C.V. (the “Company”), as issuer of the Notes and a grantor of Collateral (as defined herein) under the Collateral Documents (as defined herein), the Subsidiaries of the Company listed on Schedule I hereto or becoming a party to this Agreement from time to time pursuant to Section 7 hereof, as grantors of Collateral under the Collateral Documents (the “Grantor Subsidiaries,” and together with the Company, the “Grantors”), and each subsequent Person becoming a Secured Party (as defined herein) under this Agreement from time to time to the extent permitted under Section 7 hereof.

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors party thereto and the Indenture Trustee have entered into the Indenture, pursuant to which the Company has issued the 10.75% Senior Secured Guaranteed Notes due 2011;

WHEREAS, all Obligations (as defined herein) of the Company under the Notes are secured or to be secured by first-priority Liens (as defined herein), subject to Collateral Permitted Liens (as defined herein), in the Collateral pursuant to the terms of this Agreement and the Collateral Documents;

WHEREAS, the Company may from time to time, pursuant to the terms of this Agreement, secure certain additional Obligations of the Company or certain of its Subsidiaries (as defined herein) on an equal and ratable basis with the Notes; and

WHEREAS, the parties desire, among other things, to provide for the administration of the Collateral and the allocation and distribution of amounts collected in respect of the Collateral among the parties on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Definitions and General Terms.

1.1  Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accession Agreement” means each agreement substantially in the form either of Exhibit A-1 or A-2 hereto, as the case may be, executed and delivered pursuant to the provisions of Section 7 hereof by the Collateral and Intercreditor Agent, the Company and any Person becoming a party hereto upon fulfillment of the conditions set forth in such Section.

“Accounts” means the Collateral Accounts, the Event of Loss Accounts and the Proceeds Accounts.

“Actual Conversion Rate” means, as of any date, the best spot exchange rate for conversion of any currency into Dollars or Pesos (as the case may be) reasonably available to the

Collateral and Intercreditor Agent on such date for conversion of the necessary amounts on a customary basis from dealers in foreign exchange.

“Addition” has the meaning set forth in Section 7.1.

“Affiliate” means, with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling,”“controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble hereto.

“Álcali” means Industria del Álcali, S.A. de C.V., a Mexican corporation.

“Asset Sale Offer” means any offer to purchase Notes pursuant to an “Asset Sale Offer” as defined in the Indenture.

“Bankruptcy Event of Default” means a Collateral Event of Default under Section 6.1 of the Indenture or any Collateral Event of Default under any other Voting Creditor Document involving an Insolvency Event.

“Bankruptcy Law” means Title 11 of the United States Code, the Mexican Ley de Concursos Mercantiles, and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or Mexico are required or authorized by law or other governmental action to close.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under Mexican GAAP. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with Mexican GAAP.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and preferred stock of such Person; (b) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and (c) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (a) or (b).

“Cash Equivalents” means, at any date, the obligations and investments set forth in Schedule III hereto, to the extent Collateral consisting of cash would be permitted to be invested therein under each applicable Voting Creditor Document as of such date.

“Central Bank of Mexico” means Banco de Mexico, or any successor entity exercising the functions of a central bank.

“Class” means each of the following categories of Secured Obligations: Noteholder Claims, Senior Lender Claims, Working Capital Lender Claims or Trade Creditor Claims.

“Collateral” means all assets or property of the Grantors, now owned or hereafter acquired, upon which a Lien is purported to be created hereby or by any other Collateral Document, whether at the date of this Agreement or in the future.

“Collateral Account” has the meaning set forth in Section 4.1.

“Collateral and Intercreditor Agent” means HSBC Bank USA, National Association, in its capacity as master collateral and intercreditor agent under this Agreement and the other Collateral Documents, and any successor thereto in such capacity.

“Collateral and Intercreditor Agent Fees” means all fees, costs and expenses of, and other amounts owing from any Grantor or any Secured Party to, the Collateral and Intercreditor Agent under this Agreement or any other Collateral Document, including without limitation pursuant to Sections 9.4, 9.6, 9.8 or 9.9 hereof.

“Collateral Assets” means any asset or property of any Grantor upon which such Grantor has agreed under any Collateral Document or Secured Creditor Document to use its reasonable best efforts to create a Lien after the Issue Date in favor of the Collateral and Intercreditor Agent as security for the Secured Obligations.

“Collateral Asset Sale” means, at any date, any sale, transfer or other disposition of any Collateral that (a) constitutes a “Collateral Asset Sale” under the terms of the Indenture and (b) is otherwise permitted by the applicable provisions, if any, of each of the Voting Creditor Documents as of such date (after giving effect to any waivers or amendments thereto), and the net proceeds of which are required by any such Voting Creditor Document to be held as Collateral by the Collateral and Intercreditor Agent in the Proceeds Account.

“Collateral Documents” means this Agreement and the Collateral Documents identified in Schedule II hereto, and each other agreement, document or instrument entered into pursuant to the terms hereof (including, without limitation, pursuant to Section 2.1, Section 7, Section 9.3, Section 9.4, Section 9.5, Sections 9.11 through 9.14, or Section 9.19 hereof) or pursuant to the terms of any other Collateral Document or any Secured Creditor Document and pursuant to which a Lien is granted securing any Secured Obligations, or under which rights or remedies with respect to such Liens are governed, or otherwise relating to any Lien purported or intended to be created for the benefit of the Secured Parties in any asset or property of the Company or any of its Subsidiaries. Notwithstanding the foregoing, for purposes of this Agreement, “Collateral Documents” shall be deemed to exclude the Secured Creditor Documents.

“Collateral Event of Default” means an event of default (however defined) under the Indenture or under any other Voting Creditor Document. The waiver or the cessation of the continuance of an event of default that gave rise to a Collateral Event of Default shall be deemed to waive or cease the continuation of such Collateral Event of Default.

“Collateral Permitted Liens” means, at any date, the Liens set forth in Schedule IV hereto, to the extent permitted by the applicable provisions, if any, of each of the Voting Creditor Documents as of such date (after giving effect to any waivers or amendments thereto).

“Comegua” means Empresas Comegua S.A., a Panamanian corporation.

“Comegua Pledged Stock” has the meaning set forth in Section 9.14.

“Comegua Share Purchase Agreement” shall mean the Share Purchase Agreement dated as of May 31, 2004, between Vitrosa Holding Ltd. and Centro de Tecnología Vidriera Ltd.

“Comision Mercantil” has the meaning set forth in Section 2.3.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, including, without limitation, all series and classes of such common equity interests.

“Company” has the meaning set forth in the preamble hereto.

“Confidential Information” has the meaning set forth in Section 2.3(b).

“Contingent Secured Obligation” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is (a) an obligation relating to an undrawn face amount of a letter of credit issued under any Working Capital Document, (b) any other obligation (including any guarantee) that is contingent in nature at such time or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Copyrights” means all rights in or to any of the following: (a) all copyright rights in any work subject to the copyright laws of the United States, Mexico or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, Mexico or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in any other country, (c) and all original works of authorship fixed in any tangible medium of expression.

“Credit Facilities” means the Senior Credit Facilities and the Working Capital Facilities.

“Creditor Representative” means (a) in respect of any of the Noteholder Claims, the Indenture Trustee, (b) in respect of any Senior Lender Claims, each Senior Credit Agent, (c) in respect of the Working Capital Claims, each agent, trustee or designated representative in respect thereof (or, to the extent there is no such Person under the relevant Working Capital Documents, the lenders thereunder), and (d) in respect of any Trade Creditor Claims, the holder or holders thereof.

“CTV” means Compania de Tecnología Vidriera Ltd., a Swiss corporation.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, a Collateral Event of Default.

“Deposit Account” has the meaning set forth in Section 4.8.

“Distribution Date”has the meaning set forth in Section 4.2(f).

“Dollars” and “$” means the lawful currency of the United States of America.

“Enforcement Action” means the exercise of any action, right or remedy specified in any Collateral Document or permitted by applicable law with respect to the Collateral or otherwise provided in any Collateral Document, including, without limitation, to collect and apply Collateral, exercise exclusive control over or rights with respect to Collateral, dispose of Collateral upon foreclosure (judicially or, to the fullest extent permitted by applicable law, non-judicially), exercise voting rights with respect to any Pledged Stock, to incur expenses, including legal fees, in connection with any Enforcement Action (and to demand, sue for, collect, receive and give acquittance for the same) and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or similar law of any applicable jurisdiction and under other applicable law (including the laws of Mexico), and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction, to settle, compromise, compound, prosecute or defend any related action or proceeding, to initiate action before any competent court of law and to sell, lease, license or otherwise dispose or cause disposition of, and exercise all rights relating to, or to levy or execute upon the Collateral or any part thereof.

“Event of Loss” means (a) the loss or destruction of or damage to any Collateral or Real Property Collateral, (b) the condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any Collateral or Real Property Collateral, (c) any consensual settlement in lieu of any event listed in clause (b), or (d) any similar event resulting in a requirement under any applicable provision of any Voting Creditor Document that any Net Cash Proceeds in respect thereof be deposited with the Collateral and Intercreditor Agent, in each case whether in a single event or a series of related events, that results in Net Cash Proceeds from all sources in excess of any threshold amount under any applicable provision of any Voting Creditor Document requiring such Net Cash Proceeds to be deposited with the Collateral and Intercreditor Agent.

“Event of Loss Account” has the meaning set forth in Section 4.3.

“Existing FAMA Deposit Account” has the meaning set forth in Section 4.8.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets may be determined conclusively by the Board of Directors of the Company acting in good faith, and will be evidenced by a resolution of the Board of Directors delivered to the Collateral and Intercreditor Agent.

“FAMA” has the meaning set forth in Section 4.8.

“Governmental Authority” means any federal or foreign government, any state or local government or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantor Subsidiaries” has the meaning set forth in the preamble hereto.

“Grantors” has the meaning set forth in the preamble hereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

(b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

provided, that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means, at any date, any Grantor Subsidiary of the Company as of such date providing a Guarantee of the Notes.

“Hedging Obligations” means the obligations of any Person pursuant to any (a) foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person, (b) interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person or (c) commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by such Person.

“Historical Monthly Average” means the monthly average of the third party accounts receivable of Vitro Packaging for the twelve-month period ending March 31, 2004, as set forth in Schedule 8.12 hereto.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,”“Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means with respect to any Person at any time without duplication (but excluding Trade Payables):

(a)	the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(b)	the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)	all Capitalized Lease Obligations of such Person;

(d)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement;

(e)	all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(f)	Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (a) through (e) above and clauses (h) through (i) below;

(g)
all Indebtedness of any other Person of the type referred to in clauses (a) through (f) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

(h)	all obligations under Hedging Obligations of such Person; and

(i)	all Capital Stock issued by such Person which constitutes “indebtedness” pursuant to the terms of any applicable Voting Creditor Documents at such time.

“Indenture” means the indenture dated as of July 23, 2004, among the Company, the Guarantors and the Indenture Trustee, pursuant to which the Company has issued the Notes, including any amendment, supplement or modification thereof or any other indenture or agreement at any time governing the Notes.

“Indenture Trustee” means The Bank of New York, in its capacity as trustee under the Indenture, and any successor thereto in such capacity.

“Insolvency Event” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, arrangement, adjustment, composition or other similar case or proceeding with respect to such Person or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (d) any assignment for the benefit of creditors or any other marshalling of all or substantially all the assets and liabilities of such Person or (e) any written admission by such Person of an inability to pay its debts as they come due.

“Intellectual Property” means all intellectual and industrial property rights, in any jurisdiction, including rights in inventions, designs, Patents, Copyrights, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, in each case whether registered or unregistered and together with all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Interest” means, in respect of any Secured Obligations as of any date, interest accrued through such date on the outstanding Principal in respect of such Secured Obligations pursuant to the terms of the relevant Secured Creditor Documents (including interest accruing on or after the commencement of any proceeding relating to any Insolvency Event, whether or not a claim for post-filing interest is allowed in such proceeding).

“Interest Rate Adjustment Certificate” has the meaning set forth in Section 6.

“Issue Date” means July 23, 2004, the first date of issuance of the Notes under the Indenture.

“Issue Date Real Property Book Value” means, with respect to any Real Property Grantor, the book value at March 31, 2004 of all Real Property owned by such Grantor on the Issue Date, which amount shall be set forth in Schedule 8.9.

“J.P. Morgan” has the meaning set forth in Section 4.8.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that the lessee in respect of a

Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder.

“Material Adverse Effect” means a material adverse effect on (i) the performance of this Agreement or any other Collateral Document, or the consummation of any of the transactions contemplated hereby or thereby, (ii) the financial condition, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, or (iii) the value of any Collateral pledged by, or any Collateral Asset owned by, any Grantor or the rights of the Collateral and Intercreditor Agent with respect to any Collateral or any Collateral Asset.

“Maximum Secured Principal Amount” means, at any date, with respect to (a) Noteholder Claims, the Notes Maximum Principal Amount, (b) Senior Lender Claims, the Senior Loan Maximum Principal Amount, (c) Working Capital Lender Claims, US$75,000,000 and (d) Trade Payables, US$75,000,000; provided however, that the Maximum Secured Principal Amount with respect to any Class of Secured Obligations shall be permanently reduced by the amount of any Principal payments made in respect of any or all Secured Obligations under such Class after the date hereof to the extent that any Collateral served as the source of funds for such payment (whether as a result of any foreclosure in respect of any Collateral, upon any payment made with Net Cash Proceeds (to the extent derived from any Collateral) to Secured Parties of such Class as permitted by the Voting Creditor Documents and this Agreement, or otherwise).

“Maximum Secured Trade Amount” means, with respect to any Trade Agreement, the maximum amount of any Obligations arising from time to time under such Trade Agreement that are permitted by the terms of such Trade Agreement to be secured by Liens on the Collateral.

“Mexican Business Day” means any day other than a Saturday, Sunday, or other day on which banking institutions in Mexico City are authorized or required by law or other governmental action to remain closed.

“Mexican GAAP” means generally accepted accounting principles as in effect in Mexico on the Issue Date.

“Mexican Pledged Stock” has the meaning set forth in Section 9.13.

“Mexico” means the United Mexican States.

“MFI Facility” means, at any date, a single credit facility of the Company and/or one or more Guarantors under which a Permitted Multilateral Financial Institution is the lender of record and which shall have an initial Weighted Average Life to Maturity of at least two years and an initial aggregate Principal of at least $75,000,000, which may include other financial institutions as lenders and which may be guaranteed by one or more Guarantors.

“Modification” has the meaning set forth in Section 7.1.

“Mortgage” means a mortgage on real property, buildings or fixtures attached thereto made pursuant to a Mortgage Agreement.

“Mortgage Agreement” means a mortgage instrument in substantially the form of Exhibit F hereto.

“Multilateral Financial Institution” means any Permitted Multilateral Financial Institution to the extent then lender of record under an MFI Facility.

“Net Cash Proceeds” means, with respect to any Collateral Asset Sale or Event of Loss, the proceeds in the form of cash or cash equivalents permitted to be received as consideration therefor under all applicable Voting Creditor Documents, including payments in respect of deferred payment obligations when received in the form of cash or such cash equivalents received by any Grantor from such Collateral Asset Sale or Event of Loss, net of the following amounts to the extent permitted to be deducted from Net Cash Proceeds under all Voting Creditor Documents at such time outstanding:

(a)
reasonable out-of-pocket expenses and fees payable by such Grantor and relating to such Collateral Asset Sale or Event of Loss (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(b)
taxes paid or payable by such Grantor in respect of such Collateral Asset Sale or Event of Loss after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(c)
solely with respect to any Collateral Asset Sale, appropriate amounts to be provided by the relevant Grantor, as a reserve, in accordance with Mexican GAAP, against any liabilities associated with such Collateral Asset Sale and retained by such Grantor, after such Collateral Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Collateral Asset Sale, but excluding any reserves with respect to Indebtedness.

“Non-Payment Default” means any Collateral Event of Default that does not involve any Payment Default.

“Non-Possessory Pledge Agreements” means each non-possessory pledge agreement listed in Schedule II hereto and each non-possessory pledge agreement entered into by any Grantor after the date hereof, pursuant to which such Grantor grants a Lien (subject to Collateral Permitted Liens) in favor of the Collateral and Intercreditor Agent over any of its existing and future inventory, machinery, equipment, accounts receivable and/or proceeds in respect of any of the foregoing.

“Noteholder Claims” means all Obligations in respect of the Notes and the guarantees of the Notes or arising under any of the Noteholder Documents.

“Noteholder Documents” means (a) the Indenture and the Notes and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing or relating to any Obligations thereunder. Notwithstanding the foregoing, for purposes of this Agreement, “Noteholder Documents” shall be deemed to exclude the Collateral Documents.

“Noteholders” means the Persons holding Noteholder Claims.

“Notes” means (a) the 10.75% Senior Secured Guaranteed Notes due 2011 issued by the Company and (b) any debt securities issued in exchange therefor or that refinance the securities identified in clause (a).

“Notes Maximum Principal Amount” means, at any date, (a) the lesser of (i) $250 million and (ii) $400 million minus the aggregate Principal outstanding as of such date under the Senior Loan Documents up to the Senior Loan Maximum Principal Amount, minus (b) the sum of (x) the aggregate Principal outstanding as of such date under any Indebtedness Incurred to refinance the Notes as permitted under clause (k)(ii) of Section 3.6 of the Indenture and (y) the amount of any permanent reduction in

Maximum Secured Principal Amount effected on or prior to such date in respect of the Notes and the Senior Credit Facilities pursuant to the proviso to the definition of “Maximum Secured Principal Amount”; provided that for purposes of calculating the Notes Maximum Principal Amount as used herein and in Section 4.2(b) hereof, Indebtedness Incurred under Senior Credit Facilities or to refinance the Notes in currencies other than Dollars will be deemed to be converted to Dollars at the Screen Conversion Rate on the day of such determination, and any increase in the Dollar amount of such foreign currency denominated Secured Obligation resulting from a change in exchange rates following the date of Incurrence of such Secured Obligation will be treated as an other Secured Obligation payable pursuant to Paragraph Sixth of Section 4.2(b) hereof.

“Obligations” means any and all obligations of the Company or any Guarantor with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any proceeding relating to any Insolvency Event, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, or (c) Trade Payables.

“Obsolete Equipment” shall mean any machinery, equipment, furniture, apparatus, tools or implements or other similar property that may be defective or may have become worn out or obsolete or no longer used or useful in the operations of a Grantor, which is permitted to be sold pursuant to the terms of each of the Voting Creditor Documents.

“Officer’s Certificate” means, with respect to the Company or any other Grantor, a certificate duly executed by any Responsible Officer of the Company or Grantor, as the case may be.

“Opinion of Collateral Counsel” means a written opinion of counsel independent of the Company, in form and substance reasonably satisfactory to the Collateral and Intercreditor Agent (as determined by the Collateral and Intercreditor Agent in its own discretion or in consultation with any one or more Voting Creditor Representatives), with respect to any Grantor party to any Collateral Document, (a) to the effect that such Grantor is duly incorporated or formed, validly existing and, if applicable, in good standing in its jurisdiction of incorporation or formation and has full power and authority to enter into and perform its obligations under the Collateral Document, (b) to the effect that such Collateral Document has been duly authorized, executed and delivered by such Grantor and constitutes a legal, valid and binding obligation of such Grantor enforceable against it in accordance with its terms, (c) to the effect that to the extent a Lien is purported to be created in any Collateral pursuant to such Collateral Document, such Collateral Document creates a valid and perfected first-priority Lien in favor of the Collateral and Intercreditor Agent in such Collateral (subject to Collateral Permitted Liens) and (d) to the effect that all actions required or advisable to create, perfect or ensure the enforcement of such Lien in such jurisdiction have been taken and are to be specified in the opinion, subject in each case to customary qualifications and assumptions and based on the review of appropriate documentation, and in the case of any opinion of Swiss counsel, to be substantially in the form of Exhibit H-1 hereof, in the case of any opinion of Panamanian counsel, to be substantially in the form of Exhibit H-2 hereof, and in the case of New York counsel, in connection with delivery of stock in New York, to be substantially in the form of Exhibit H-3 hereof.

“Opinion of Counsel” means a written opinion of counsel independent of the Company, which complies with the provisions of Section 11.19.

“Other Secured Parties” means the Secured Parties to the extent holding Secured Obligations other than Noteholder Claims.

“Outstanding” means, with respect to any determination of the Required Creditors hereunder as of any date, the unpaid Principal of any Obligations outstanding under the Voting Creditor Documents as of such date; provided that any Obligations then held by any Grantor or by any Affiliate of any Grantor shall be disregarded and deemed not Outstanding for purposes of such determination. The Collateral and Intercreditor Agent shall be entitled to rely on any notice provided by the Grantors pursuant to Section 2.2 for purposes of making such determination.

“Patents” means all rights in or to any of the following: (a) all letters patent of the United States, Mexico or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States, Mexico or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof.

“Payment Default” means any Collateral Event of Default involving a failure to pay principal of or interest or premium on or any other amount when due under any Voting Creditor Document, following the expiration of any applicable grace period.

“Permitted Multilateral Financial Institution” means any single multilateral financial institution established under international law by articles of agreement among its member governments comprising any of (i) the Inter-American Development Bank, (ii) the International Finance Corporation or (iii) any other multilateral financial institution approved by the Holders (as defined in the Indenture) of a majority in aggregate principal amount of the Notes.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Pesos” means the lawful currency of Mexico.

“Pledged Stock” has the meaning set forth in Section 9.14.

“Preferred Payment” means any payment received by the Multilateral Financial Institution under any MFI Facility at any time outstanding, in freely convertible and transferable currencies (“Convertible Currencies”) in circumstances in which the Central Bank of Mexico, or any other Mexican authority having the power to regulate foreign exchange, is not generally permitting the conversion of Pesos into Convertible Currencies or the remittance of Convertible Currencies from Mexico, but such Multilateral Financial Institution is either being exempted from such foreign exchange restrictions or is otherwise being afforded preferential treatment by foreign exchange being made available for obligations owed to it in Convertible Currencies.

“Principal” means, as of any date, (a) in the case of any Noteholder Claim, Senior Lender Claim or Working Capital Lender Claim, the outstanding principal amount of the Indebtedness constituting such Secured Obligation as of such date and (b) in the case of any Trade Creditor Claim, the lesser of (i) the aggregate unpaid Trade Payables outstanding under the Secured Creditor Documents relating to such Trade Creditor Claim and (ii) the Maximum Secured Trade Amount specified in the Secured Creditor Documents relating to such Trade Creditor Claim; in each of case (a) and (b), without giving effect to any interest, premium, penalty or other amount added to or accrued or otherwise payable in respect of any such amount.

“Proceeds Account” has the meaning set forth in Section 4.4.

“Process Agent” has the meaning set forth in Section 11.9.

“Promapi” has the meaning set forth in Secton 4.8.

“Public Registry of Commerce” means, with respect to any Mexican Grantor, the Registro Público de Comercio in Mexico where such Mexican Grantor has its corporate domicile.

“Public Registry of Property” means, with respect to any Real Property, the Registro Público de Propiedad in the state of Mexico where such Real Property is located.

“Purchase Money Lien” means any Lien permitted under clause (6) of the definition of “Permitted Lien” in the Indenture, to the extent otherwise permitted by the provisions of each of the Voting Creditor Documents as of such date (after giving effect to any waivers or amendments thereto).

“Real Property” means, with respect to any plot of all real property, such real property and any buildings and fixtures attached thereto.

“Real Property Collateral” shall mean all Real Property that was owned at the Issue Date by any Real Property Grantor at any time that the Capital Stock of such Real Property Grantor shall be pledged pursuant to Section 9.13 hereof.

“Real Property Grantor” means each Grantor identified as a “Real Property Grantor” in Schedule I hereto.

“Recovery” has the meaning set forth in Section 11.2 hereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers and agents of such Person and such Person’s Affiliates.

“Remedies Initiation Notice” has the meaning set forth in Section 3.5(c) hereof.

“Remedies Instruction” has the meaning set forth in Section 3.5(d) hereof.

“Replacement Collateral” means, at any relevant date in connection with a Collateral Asset Sale or Event of Loss, assets (i) to be used in a Grantor’s business, which on such date (w) constitute similar assets to Collateral or, in the case of an Event of Loss, Real Property Collateral disposed of or destroyed and do not constitute Capital Stock of any Person (other than with respect to any Collateral Asset Sale or Event of Loss of Pledged Stock, to which this clause (w) shall not apply), (x) are to be acquired by the Company or the corresponding Grantor at a purchase price that does not exceed the Fair Market Value of such Replacement Collateral, (y) will be upon purchase free and clear of all Liens other than Collateral Permitted Liens (other than under clause (6) of the definition thereof), and (z) are subject to the Collateral Documents, and (ii) otherwise permitted under each Voting Creditor Document outstanding as of such date (after giving effect to any waivers or amendments thereto) to be substituted for the Collateral subject to such Collateral Asset Sale or Event of Loss.

“Required Creditors” means either of:

(i) as applicable,

(a) during any period commencing upon the occurrence of a Non-Payment Default and continuing until the 60th calendar day thereafter, Voting Creditors holding at least 66⅔% of the aggregate Principal of the Voting Creditor Claims then Outstanding;

(b) during any period commencing on the 61st calendar day after the occurrence of a Non-Payment Default and continuing thereafter, Voting Creditors holding at least 51% of the aggregate Principal of the Voting Creditor Claims then Outstanding;

(c) during any period commencing upon any occurrence of a Payment Default and for so long as such Payment Default is continuing, Voting Creditors holding at least 30% of the aggregate Principal of the Voting Creditor Claims then Outstanding;

(d) in the event of a Bankruptcy Event of Default, Voting Creditors holding at least 30% of the aggregate Principal of the Voting Creditor Claims then Outstanding; and

(e) with respect to Sections 3.4, 3.6, 9.15 and 11.3 hereof, each of (x) Voting Creditors holding at least 51% of the aggregate Principal of the Voting Creditor Claims then Outstanding, (y) the Indenture Trustee acting at the direction of the Holders (as defined in the Indenture) of at least 51% of the aggregate Principal of the Noteholder Claims then Outstanding and (z) the Creditor Representatives under each Credit Facility acting at the direction of the Voting Creditors under such Credit Facility pursuant to the terms thereof; or

(ii) other than with respect to any circumstance where the Required Creditors are required to be determined as provided in clause (i)(e) above, the Multilateral Financial Institution, acting pursuant to the terms of an MFI Facility at any time such MFI Facility is outstanding.

For the avoidance of doubt, if more than one of the types of Collateral Event of Default listed in clauses (i)(a) through (d) above shall have occurred, the Required Creditors under clause (i) above shall constitute: (x) if any such Collateral Event of Default shall include a Bankruptcy Event of Default, those parties specified in (i)(d) above, and (y) otherwise, those parties specified in the applicable clause with the lowest voting threshold.

“Responsible Officer” means (i) when used with respect to the Collateral and Intercreditor Agent, any officer of the Collateral and Intercreditor Agent with direct responsibility for the administration of this Agreement and (ii) when used with respect to the Company or any other Grantor, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of the Company.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or any other Grantor of any property, whether owned by the Company or by any other Grantor as of the date hereof or later acquired, which has been or is to be sold or transferred by the Company or by any other Grantor to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

“Screen Conversion Rate” means, on any day, the rate at which Pesos may be exchanged into Dollars, at (i) the spot (same day) rate announced by Banco de México and (A) quoted at 12:15 p.m. (Mexico City time) on Reuters Monitor Screen (Page MEX01, or any successor page for quoting such rate) on such day (or, if such day is not a Mexican Business Day, on the immediately preceding Mexican Business Day) or (B) if such rate is not so quoted on Reuters Monitor Screen for the relevant date of determination, then such spot rate as may be published in the Diario Oficial de la Federación on such day (or, if such day is not a Mexican Business Day, on the immediately preceding Mexican Business Day) or (ii) if such rate is not so published or quoted as described in clause (i) for the relevant date of determination, the “Screen Conversion Rate” shall be determined in the same manner as the Actual Conversion Rate.

“Secured Creditor Documents” means (a) in respect of any Noteholder Claims, the Noteholder Documents, (b) in respect of any Senior Lender Claims, the Senior Loan Documents governing such Senior Lender Claims, (c) in respect of any Working Capital Lender Claims, the Working Capital Documents governing such Working Capital Lender Claims, and (d) in respect of any Trade Creditor Claims, the Trade Agreements and other documents governing such Trade Creditor Claims.

“Secured Obligations” means, without duplication, (a) the Noteholder Claims, (b) the Senior Lender Claims, (c) the Working Capital Lender Claims and (d) the Trade Creditor Claims, in each case that are from time to time outstanding and the Creditor Representatives or the holders of which, as appropriate, have, in the case of (b), (c) and (d), become party to this Agreement in compliance with the provisions of Section 7 hereof. Secured Obligations shall include all interest accrued or accruing (or which would, absent the commencement of a proceeding relating to any Insolvency Event, accrue) after the commencement of a proceeding relating to any Insolvency Event in accordance with and at the rate specified in the relevant Secured Creditor Document, whether or not the claim for such interest is allowed as a claim in such proceeding. Secured Obligations shall also include all other payment obligations of any Grantor hereunder and under any other Collateral Document.

“Secured Parties” means (a) the Collateral and Intercreditor Agent, (b) the Noteholders, (c) the Senior Lenders, (d) the Working Capital Lenders, (e) the Trade Creditors and (f) each Creditor Representative, for itself (in its capacity as a Creditor Representative) and on behalf of the other Secured Parties for whom it serves as Creditor Representative hereunder, in each case to the extent Secured Obligations held by such Person or the Persons for whom it serves as Creditor Representative are secured by Liens on the Collateral in accordance with the terms hereof.

“Securities Account” has the meaning set forth in Section 4.8.

“Securities Intermediary” means HSBC Bank USA, National Association, in its capacity as securities intermediary under this Agreement and the other Collateral Documents, and any successor thereto in such capacity, or any other institution selected by the Collateral and Intercreditor Agent and which shall be a bank having a combined capital and surplus of at least $100,000,000 with an office in New York, New York.

“Senior Credit Agent” means the Person appointed Creditor Representative pursuant to each Senior Credit Facility and, in the case of an MFI Facility, the Multilateral Financial Institution.

“Senior Credit Facility” means (i) one or more bank credit facilities of the Company or any Guarantor, which may be guaranteed by one or more Guarantors, with an initial Weighted Average Life to Maturity of at least two years and any other bank credit facility of the Company or any Guarantor, which may be guaranteed by one or more Guarantors, with an initial Weighted Average Life to Maturity of at least two years replacing or refinancing any such bank credit facilities and (ii) any MFI Facility.

“Senior Lender Claims” means (a) all Indebtedness of the Company or any Guarantor outstanding under the Senior Loan Documents and (b) all other Obligations (not constituting Indebtedness) of the Company or any Guarantor under the Senior Loan Documents.

“Senior Lenders” means the Person or Persons holding Senior Lender Claims.

“Senior Loan Documents” means each credit agreement, note, agreement, document or other instrument providing for or evidencing any Obligation under a Senior Credit Facility, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

“Senior Loan Maximum Principal Amount” means, at any date, (a) $400 million minus the aggregate Principal outstanding as of such date under the Notes, minus (b) the sum of (x) the aggregate Principal outstanding as of such date under any Indebtedness Incurred to refinance the Notes as permitted under clause (k)(ii) of Section 3.6 of the Indenture (which together with the aggregate Principal outstanding as of such date under the Notes, shall not exceed $250 million for purposes hereof) and (y) the amount of any permanent reduction in Maximum Secured Principal Amount effected on or prior to such date in respect of the Notes and the Senior Credit Facilities pursuant to the proviso to the definition of “Maximum Secured Principal Amount”; provided that for purposes of calculating the Senior Loan Maximum Principal Amount as used herein and in Section 4.2(b) hereof, Indebtedness Incurred to refinance the Notes in currencies other than Dollars will be deemed to be converted to Dollars at the Screen Conversion Rate on the day of such determination, and any increase in the Dollar amount of such foreign currency denominated Secured Obligation resulting from a change in exchange rates following the date of Incurrence of such Secured Obligation will be treated as an other Secured Obligation payable pursuant to Paragraph Sixth of Section 4.2(b) hereof.

“Solvent” means, with respect to any Person, that (a) the fair value of the property of such Person, measured on a going concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person, measured on a going concern basis, is not less than the amount that will be required to pay the probable liability on all Indebtedness and obligations of such Person as it becomes absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond its ability to pay as such Indebtedness and liabilities mature in their ordinary course, (d) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, and (e) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

“Stock Pledge Agreement” means a stock pledge agreement substantially in the form of Exhibit G-1 or G-2 hereto.

“Subsidiary” means, with respect to any Person, any other Person (a) of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock and (b) any other Person that is combined or consolidated with such Person for purposes of financial reporting in accordance with Mexican GAAP.

“Trade Agreement” means a written agreement entered into by any one or more of the Company and the Guarantors with a supplier of goods or services to the Company or such Guarantor that is not an Affiliate of the Company or such Guarantor and pursuant to which Trade Payables are generated from time to time, as such agreement is amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time; provided that such agreement shall contain a provision at all times expressly limiting the amount of Trade Payables generated thereunder that may at any time be secured by Liens on the Collateral to the Maximum Secured Trade Amount as set forth therein.

“Trade Creditors” means the Persons holding Trade Creditor Claims.

“Trade Creditor Claims” means all Obligations of the Company or any Guarantor relating to Trade Payables under any Trade Agreement.

“Trade Payables” means, with respect to any Person, any accounts payable owed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services and required to be paid within one year from the date of Incurrence thereof, which accounts constitute accounts payable and are considered current liabilities in accordance with Mexican GAAP.

“Trademarks” means all rights in or to any of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, domain names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby, and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Translation” has the meaning set forth in 9.18.

“UDIs” means Unidades de Inversión, units indexed to Mexican inflation which may be converted into Pesos at the rate of conversion determined by the Central Bank of Mexico from time to time and published in the Diario Oficial de la Federación.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unrelated Real Property” has the meaning set forth in Section 8.9.

“Vimosa” means Vidriera Monterrey, S.A. de C.V., a Mexican corporation.

“Vitro” means Vitro, S.A. de C.V., a Mexican corporation.

“Vitro Packaging” means Vitro Packaging, Inc., a Delaware corporation.

“Vitro Packaging Merger Agreement” shall mean the Agreement and Plan of Merger dated May 17, 2004 between Vitro Packaging Inc. and VENA Acquisition Corp.

“Voting Creditor Claims” means (a) the Noteholder Claims, (b) the Senior Lender Claims and (c) the Working Capital Lender Claims.

“Voting Creditor Documents” means the Secured Creditor Documents in respect of any Voting Creditor Claims.

“Voting Creditor Representatives” means the Creditor Representatives in respect of the Voting Creditor Claims.

“Voting Creditors” means (a) the Noteholders, (b) the Senior Lenders and (c) the Working Capital Lenders.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(a) the then outstanding aggregate principal amount of such Indebtedness into

(b) the sum of the products obtained by multiplying:

(i)  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(ii)  the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Working Capital Documents” means credit agreements, notes or other instruments, entered into by one or more of the Company and the Guarantors with one or more financial institutions that are not Affiliates of the Company and any Creditor Representative appointed thereunder, evidencing Indebtedness of the Company and/or such Guarantors permitted to be incurred under the Indenture and each of the other Voting Creditor Documents at such time outstanding, the proceeds of which are to be used for the general working capital purposes of the Company and/or its Subsidiaries, and each of the other notes, agreements, documents and instruments providing for or evidencing any other Obligation under such credit agreements, notes or other instruments, as such documents are amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time. Notwithstanding the foregoing, for purposes of this Agreement, “Working Capital Documents” shall be deemed to exclude the Collateral Documents.

“Working Capital Lenders” means the Persons holding Working Capital Lender Claims.

“Working Capital Lender Claims” means (a) all Indebtedness of the Company or any Guarantor outstanding under any Working Capital Documents and (b) all other Obligations (not constituting Indebtedness) of the Company or any Guarantor under any Working Capital Documents.

1.2  Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3  Currency Conventions. For purposes of any determination under this Agreement, except as otherwise provided herein, amounts in respect of any Secured Obligations denominated in Pesos or UDIs shall be measured as if converted into Dollars at the Screen Conversion Rate as of the date of such determination; assuming, for purposes hereof, conversion of any amount expressed in UDIs into Pesos as of such date at the rate published in the Diario Oficial de la Federación for such date (or, if such date is not a Business Day, the next preceding Business Day) by the Central Bank of Mexico.

Section 2.    The Collateral and Intercreditor Agent.

2.1  General Authority of the Collateral and Intercreditor Agent over the Collateral.

(a) Each Grantor and each of the Secured Parties (acting, in the case of the Noteholders, through the Indenture Trustee), hereby irrevocably appoints, designates and authorizes HSBC Bank USA, National Association, as Collateral and Intercreditor Agent, to take such action under the provisions of this Agreement and any other Collateral Document and to exercise such powers and perform such duties as are delegated to it by the terms of this Agreement or any other Collateral Document, together with such powers as are reasonably incidental thereto, subject to Section 2.3. By acceptance of the benefits of this Agreement and the other Collateral Documents, each Secured Party irrevocably (i) consents to the appointment of the Collateral and Intercreditor Agent as its agent hereunder and under the Collateral Documents, (ii) confirms that, except as expressly provided in this Agreement, the Collateral and Intercreditor Agent shall have the authority to act as the exclusive agent of such Secured Party for executing and delivering any amendments to the Collateral Documents, perfecting and protecting the Liens granted thereunder and enforcement of any provisions of this Agreement and the other Collateral Documents against any Grantor or the exercise of remedies hereunder or thereunder, in accordance with and to the extent consistent with this Agreement and the other Collateral Documents, (iii) agrees, except as expressly provided in this Agreement, that such Secured Party shall not take any action on its own or request that the Collateral and Intercreditor Agent take any action to perfect or protect the Liens granted hereunder or under the other Collateral Documents or to enforce or exercise any provisions of this Agreement or any other Collateral Document against any Grantor or to take or attempt to take any Enforcement Action, (iv) consents and agrees that the Required Creditors (pursuant to the terms hereof) shall have the sole and exclusive right to instruct the Collateral and Intercreditor Agent to take or refrain from taking any Enforcement Action, whether in respect of any Collateral Event of Default or default under any Secured Creditor Document or otherwise and (v) agrees to be bound by the terms of this Agreement and the other Collateral Documents, and to comply, in connection with any action taken by it in its capacity as Secured Party or Creditor Representative under any Secured Creditor Documents, with all applicable provisions contained in such Secured Creditor Documents and under any Collateral Documents. The Indenture Trustee shall not be liable for any act or failure to act by the Collateral and Intercreditor Agent under this Agreement. For the avoidance of doubt, this Agreement shall be subject in all respects to the provisions of applicable law, including, without limitation, the laws applicable to proceedings in respect of Insolvency Events.

(b)  Each Grantor hereby irrevocably constitutes and appoints the Collateral and Intercreditor Agent and any duly authorized officer or agent of the Collateral and Intercreditor Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Person, or in the Collateral and Intercreditor Agent’s own name, from time to time in the Collateral and Intercreditor Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take (solely upon the occurrence and during the continuance of any Collateral Event of Default, and in the case of any Mexican Grantor only with respect to enforcement or any action governed by laws other than those of Mexico) any and all appropriate action and to execute and deliver in the name of and on behalf of, or individually, as the case may be, any and all documents or instruments required to be executed by such Grantor in connection therewith and to do, take and perform all and every act whatsoever requisite, proper or necessary to be done, in the exercise of any of the rights and powers granted herein or in the other Collateral Documents to the Collateral and Intercreditor Agent (including, without limitation, (i) to receive, endorse and collect any drafts or other instruments, documents and chattel paper representing any payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and (ii) to file any claims or take any action or institute any proceedings that the Collateral and Intercreditor Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral Documents), as fully to all intents and purposes as each Grantor might or could do. This paragraph (b) is to be construed and interpreted as a general power of attorney coupled with an interest.

The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it limit or restrict, and is not to be construed or interpreted as limiting or restricting, the general powers herein granted to said attorney-in-fact. The rights, power and authority of said attorney-in-fact herein granted shall commence and be in full force and effect on the date hereof and, in the case of any Person becoming party hereto pursuant to the provisions of Section 7 hereof, on the date such Person becomes a party to this Agreement, and such rights, power and authority shall remain in full force and effect thereafter until termination of this Agreement upon payment in full of all Voting Creditor Claims; provided, for the avoidance of doubt, that such power granted by any Grantor is exercisable only upon the occurrence and during the continuance of a Collateral Event of Default.

(c)  Each Secured Party (acting, in the case of the Noteholders, through the Indenture Trustee) hereby agrees that the Collateral and Intercreditor Agent and any duly authorized officer or agent of the Collateral and Intercreditor Agent, for the purpose of carrying out the terms of this Agreement, may take any and all appropriate action and may execute and deliver on behalf of, as the case may be, any and all documents or instruments required to be executed by such Secured Party (including, in the case of any Creditor Representative, in its capacity as such) in connection therewith and may do, take and perform all and every act whatsoever requisite, proper or necessary to be done, in the exercise of any of the rights and powers granted herein or in the other Collateral Documents to the Collateral and Intercreditor Agent (including, without limitation, (i) to receive, endorse and collect any drafts or other instruments, documents and chattel paper representing any payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and (ii) to file any claims or take any action or institute any proceedings that the Collateral and Intercreditor Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral Documents or the rights of the Secured Parties with respect to any of the Collateral).

(d)  The Collateral and Intercreditor Agent hereby accepts its appointment, designation and authorization hereunder and agrees that it holds and will hold all of its right, title and interest in, to and under the Collateral Documents and the Collateral granted to the Collateral and Intercreditor Agent thereunder, under and subject to the terms and conditions set forth in this Agreement and the other Collateral Documents; and the Collateral and Intercreditor Agent further agrees that it will hold such Collateral in trust for the benefit of the relevant Secured Parties pursuant to the terms of this Agreement and the other Collateral Documents, for the enforcement of the payment of all Secured Obligations (subject to the limitations and priorities set forth herein and in the other Collateral Documents), in each case upon the terms and subject to the conditions set forth herein.

(e)  Each Secured Party (acting, in the case of the Noteholders, through the Indenture Trustee) hereby agrees that to the extent that any provision hereunder provides or authorizes the Collateral and Intercreditor Agent to act or take any action in its own discretion, the Collateral and Intercreditor Agent shall in no event be obligated to take any such action and shall not be liable to any Grantor or Secured Party for failing to do so.

2.2  Information as to Secured Parties and Creditor Representatives. (a)  The Company shall deliver to the Collateral and Intercreditor Agent, as required under Sections 7.1(e) and 7.2(b) hereof and otherwise from time to time after the date hereof upon the request of the Collateral and Intercreditor Agent, an Officers’ Certificate setting forth in reasonable detail as of the date of such delivery, (i) the aggregate unpaid Principal of the Senior Lender Claims Outstanding, together with a list identifying the aggregate Principal under any Senior Credit Facility then held by any Grantor or any Affiliate thereof causing such Principal not to be Outstanding pursuant to the definition of such term, (ii) the aggregate unpaid Principal of the Noteholder Claims Outstanding together with a list identifying the aggregate Principal under the Noteholder Documents then held by a Grantor or any Affiliate thereof causing such Principal not to be Outstanding pursuant to the definition of such term, (iii) the aggregate unpaid Principal of the Working Capital Lender Claims Outstanding in respect of each of the Working Capital Documents, together with a list identifying the aggregate Principal under each such Working Capital Documents then held by a Grantor or any Affiliate thereof causing such Principal not to be Outstanding pursuant to the definition of such term, (iv) the aggregate unpaid Principal of the Trade Creditor Claims outstanding under each Trade Agreement and the Maximum Secured Trade Amount specified therein, and (v) to the extent known to the Company or any of its Affiliates, the respective names and addresses and other contact information of each Secured Party and each Creditor Representative. Without limiting the right of the Collateral and Intercreditor Agent to make a request at any other time, the Collateral and Intercreditor Agent shall promptly request from the Company, and the Company shall promptly deliver, such information upon being notified that a Collateral Event of Default has occurred.

(b)  In addition, upon any change in the designation of any Creditor Representative, each Secured Party represented thereby shall promptly notify the Collateral and Intercreditor Agent in writing of such change. Promptly following the date hereof, the Indenture Trustee shall deliver to the Collateral and Intercreditor Agent the names of the officers of the Indenture Trustee authorized to give directions hereunder on behalf of the Indenture Trustee, and each Creditor Representative becoming party hereto pursuant to the provisions of Section 7 hereof shall in connection therewith deliver to the Collateral and Intercreditor Agent the names of its officers authorized to give directions or provide information hereunder on behalf of such Creditor Representative. Each Creditor Representative agrees to notify the Collateral and Intercreditor Agent in writing of any change of its officers authorized to give directions or provide information hereunder on behalf of such Creditor Representative prior to the date of any such change. If the Collateral and Intercreditor Agent does not receive the names of the officers of any Creditor Representative authorized to give directions or provide information hereunder on behalf of such Creditor Representative, the Collateral and Intercreditor Agent may rely on any Person purporting to be authorized to give directions hereunder on behalf of such Creditor Representative. If the Collateral and Intercreditor Agent is not informed of changes of the officers of any Creditor Representative authorized to give directions hereunder on behalf of such Creditor Representative, the Collateral and Intercreditor Agent may rely on the information previously provided to the Collateral and Intercreditor Agent.

2.3  The Collateral and Intercreditor Agent. (a) The Collateral and Intercreditor Agent may take such actions and exercise such powers as are delegated to the Collateral and Intercreditor Agent by the terms of this Agreement and the other Collateral Documents, together with such actions and powers as are reasonably incidental thereto.

(b)  The bank serving as the Collateral and Intercreditor Agent hereunder shall, to the extent it is a holder of any Secured Obligations from time to time, have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Collateral and Intercreditor Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Grantor or its Affiliates as if it were not the Collateral and Intercreditor Agent hereunder. The Secured Parties acknowledge that, pursuant to such activities, the Collateral and Intercreditor Agent or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Collateral and Intercreditor Agent shall be under no obligation to provide such information to them except as expressly provided for herein.

(c)  The Collateral and Intercreditor Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Collateral Documents. The Collateral and Intercreditor Agent shall make available for inspection by any Secured Party, upon request of the Creditor Representative of such Secured Party, each certificate or other documents furnished to the Collateral and Intercreditor Agent by any Grantor under or in respect of this Agreement, any other Collateral Document or any portion of the Collateral; provided that if the Company in its reasonable, good faith judgment after consultation with counsel designates any certificates or documents provided to the Collateral and

Intercreditor Agent as confidential pursuant to an Officers’ Certificate (the “Confidential Information”), then (A) at any time that a Collateral Event of Default has not occurred and is not continuing, the Collateral and Intercreditor Agent shall make any such Confidential Information available for inspection to any Secured Party that executes a confidentiality agreement in substantially the form of Exhibit N hereto or otherwise acceptable to the Company in its reasonable judgment; provided that a Multilateral Financial Institution shall not be required to execute any such confidentiality agreement and (B) after the occurrence and during the continuance of any Collateral Event of Default, the Collateral and Intercreditor Agent shall make any Confidential Information available for inspection to all Secured Parties. The Grantors hereby consent to the disclosure of such requested certificates and other documents by the Collateral and Intercreditor Agent to the Secured Parties, subject to the conditions described in the foregoing sentence. Without limiting the generality of the foregoing, (i) the Collateral and Intercreditor Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a default under any Secured Creditor Document has occurred, (ii) except as expressly set forth in this Agreement and the other Collateral Documents, the Collateral and Intercreditor Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers that the Collateral and Intercreditor Agent is required to exercise by request of one or more of the Voting Creditor Representatives or the Required Creditors pursuant to this Agreement, and (iii) except as expressly set forth in this Agreement and the other Collateral Documents, the Collateral and Intercreditor Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Grantor that is communicated to or obtained by the bank serving as Collateral and Intercreditor Agent or any of its Affiliates in any capacity. The Collateral and Intercreditor Agent shall not be liable for any action taken or not taken by it with the consent or at the request of one or more of the Voting Creditor Representatives or the Required Creditors pursuant to the terms of this Agreement, or in the absence of its own gross negligence or willful misconduct. The Collateral and Intercreditor Agent shall be deemed not to have knowledge of any default or event of default under any Secured Creditor Document, unless and until written notice thereof is given to the Collateral and Intercreditor Agent by the Company or any Creditor Representative or other Secured Party, as applicable, and the Collateral and Intercreditor Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Secured Creditor Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Secured Creditor Document, (iv) the validity, enforceability, effectiveness or genuineness of any Secured Creditor Document, or (v) the satisfaction of any condition set forth in any Secured Creditor Document, other than to confirm receipt of items expressly required to be delivered to the Collateral and Intercreditor Agent under any such Secured Creditor Document.

(d)  Upon receipt of written notice of the occurrence and continuance of a Collateral Event of Default or upon its determination that a Collateral Event of Default, consisting of an Insolvency Event of a Payment Default, has occurred and is continuing, the Collateral and Intercreditor Agent shall promptly provide notice of such Collateral Event of Default to (i) each Grantor and (ii) each financial institution that has entered into a Comision Mercantil substantially in the form of Exhibit K attached hereto (a “Comision Mercantil”).

(e)  The Company shall promptly notify the Collateral and Intercreditor Agent of the occurrence of an Event of Loss. Upon receipt of such notice, the Collateral and Intercreditor Agent shall promptly notify the Creditor Representatives of such Event of Loss.

(f)  Whenever in the performance of its duties under this Agreement, the Collateral and Intercreditor Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Grantor or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral and Intercreditor Agent, such matter may be conclusively deemed to be proved or established by a certificate purporting to be executed by an officer of such Person. The

Collateral and Intercreditor Agent shall be entitled to rely upon, and shall not incur any liability with respect to any action taken, suffered or omitted in reliance upon any such certificate, or any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral and Intercreditor Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral and Intercreditor Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral and Intercreditor Agent shall be entitled to request instructions from the Voting Creditors in connection with the performance of any of its duties hereunder. The Collateral and Intercreditor Agent may refuse to act on any notice, consent, direction or instruction that is contrary to applicable law.

(g)  The Collateral and Intercreditor Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral and Intercreditor Agent. The Collateral and Intercreditor Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Collateral and Intercreditor Agent and any such sub-agent.

(h)  Subject to the appointment and acceptance of a successor Collateral and Intercreditor Agent as provided in this paragraph, the Collateral and Intercreditor Agent may resign at any time by notifying the Creditor Representatives and the Company. Upon any such resignation, the Indenture Trustee and the Senior Credit Agents, acting together, shall have the right, in consultation with the Company, to appoint a successor, and if no successor shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral and Intercreditor Agent gives notice of its resignation, then the retiring Collateral and Intercreditor Agent may, on behalf of the Secured Parties, appoint a successor Collateral and Intercreditor Agent which shall be a bank having a combined capital and surplus of at least $100,000,000 with an office in New York, New York (which may be any Voting Creditor Representative), or an Affiliate of any such bank. If a successor Collateral and Intercreditor Agent is not appointed within 45 days after receipt by the Creditor Representatives and the Company of the Collateral and Intercreditor Agent’s notice of resignation, the Collateral and Intercreditor Agent may also petition any court of competent jurisdiction for the appointment of a successor Collateral and Intercreditor Agent.

(i)  Upon its appointment as Collateral and Intercreditor Agent hereunder, a successor Collateral and Intercreditor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral and Intercreditor Agent, and the retiring Collateral and Intercreditor Agent shall be discharged from its duties and obligations hereunder. Any successor Collateral and Intercreditor Agent shall execute and deliver an appropriate supplement or amendment to this Agreement and other necessary amendments or supplements to the Collateral Documents to effect such appointment. The fees payable by the Grantors to a successor Collateral and Intercreditor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After any Collateral and Intercreditor Agent’s resignation hereunder, the provisions of this Section 2.3 and of Section 2.4 shall continue in effect for the benefit of such retiring Collateral and Intercreditor Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral and Intercreditor Agent.

(j)  None of the provisions contained in this Agreement shall require the Collateral and Intercreditor Agent to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not satisfactorily assured to it. The Collateral and Intercreditor Agent shall be under no obligation to exercise any of the powers vested in it by this Agreement at the request, order or direction of any of the Secured Parties pursuant to the provisions of this Agreement unless such Secured Parties shall have offered to the Collateral and Intercreditor Agent security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

2.4  Collateral and Intercreditor Agent’s Fees; Indemnification. (a)  Each Grantor jointly and severally agrees to pay upon written demand to the Collateral and Intercreditor Agent the Collateral and Intercreditor Agent Fees and the amount of any and all reasonable and documented expenses, including the reasonable and documented fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral and Intercreditor Agent may otherwise incur in connection with this Agreement or the other Collateral Documents. In the event that the Collateral and Intercreditor Agent is requested by any Voting Creditors to give a notice of exclusive control, of shifting control or the like under any Collateral Document consisting of a securities account control agreement or a deposit account control agreement and, under the terms of such securities account control agreement or deposit account control agreement, the Collateral and Intercreditor Agent would upon delivery of such notice incur obligations to indemnify, hold harmless or reimburse the bank or securities intermediary party to such agreement with which the applicable account is maintained, the Collateral and Intercreditor Agent shall not be obligated to comply with such request by such Voting Creditors unless and until such Voting Creditors agree that they shall jointly and severally indemnify, and hold harmless, the Collateral and Intercreditor Agent with respect to any such obligations.

(b)  Without limitation of its indemnification obligations under any Collateral Document or Secured Creditor Document, each Grantor jointly and severally agrees to indemnify the Collateral and Intercreditor Agent and its Affiliates against, and hold each of them harmless from, (i) any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any other Collateral Document or any claim, litigation, investigation or proceeding relating hereto or thereto or to the Collateral, whether or not the Person seeking such indemnification is a party to such Collateral Document; provided that such indemnity shall not, as to the Collateral and Intercreditor Agent and its Affiliates, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any such Person and (ii) any and all present or future claims or liability for any recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies incurred in connection with this Agreement.

(c)  Any such amounts payable as provided hereunder shall be additional Secured Obligations secured by the Collateral Documents. The provisions of this Section 2.4 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Collateral Document or any Secured Creditor Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Collateral Document or any Secured Creditor Document, or any investigation made by or on behalf of the Collateral and Intercreditor Agent or any other Secured Party. All amounts due under this Section 2.4 shall be payable on written demand therefor and shall bear interest at a rate of 3% per annum.

Section 3.    Rights to Collateral; Enforcement; Coordination.

3.1  Pari Passu Rights. Each Secured Party agrees that all of the Collateral is for the joint and pari passu benefit of all the Secured Parties in accordance with and subject to the terms of this Agreement and the other Collateral Documents as security for the payment and performance of the

Secured Obligations, notwithstanding the date of the incurrence of the Secured Obligations or the date, manner or order of grant, attachment or perfection of any Liens granted to the Collateral and Intercreditor Agent for the benefit of the Secured Parties or to any Secured Party in the Collateral and notwithstanding any provision of the Uniform Commercial Code, Mexican law or any other applicable law or decision thereunder.

3.2  Limits on Exercise of Remedies.  (a)  Whether or not any Insolvency Event shall have occurred involving the Company or any Grantor, (i) except as expressly permitted pursuant to this Agreement upon the instruction of the Required Creditors, the Secured Parties shall not exercise or seek to exercise any Enforcement Action, institute any action or proceeding with respect to any Enforcement Action (including without limitation any action of foreclosure or the exercise of any right under any lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any such Secured Party is a party), or contest, protest or object to any foreclosure proceeding or action brought by the Collateral and Intercreditor Agent or any other Enforcement Action or other action by the Collateral and Intercreditor Agent, or object to the forbearance by the Collateral and Intercreditor Agent from bringing or pursuing any foreclosure proceeding or action or any other Enforcement Action, (ii) subject to clause (b) below, the Collateral and Intercreditor Agent shall have the exclusive right to take Enforcement Actions and make determinations with respect to whether and how to effect such Enforcement Actions and with respect to any release, disposition, or restrictions relating to the Collateral in accordance with the terms of this Agreement and the other Collateral Documents, without any consultation with or the consent of any Secured Party other than the Voting Creditors, and (iii) subject to clause (b) below, the Voting Creditors (pursuant to the terms hereof) shall have the exclusive right among the Secured Parties to direct the Collateral and Intercreditor Agent’s exercise or non-exercise of any Enforcement Action and any such determination; provided that none of the foregoing shall be construed to prevent the Collateral and Intercreditor Agent from taking actions permitted to be taken by it in the absence of receipt of any direction from the Required Creditors; and provided further that, subject to the terms of Section 3.1, (x) upon the commencement of any proceeding relating to any Insolvency Event involving the Company or any Grantor, any Secured Party may file a claim or statement of interest with respect to any Secured Obligation held by it, and (y) any Secured Party may take any action (not adverse to the rights of the Collateral and Intercreditor Agent to exercise, or the Required Creditors to direct the exercise of, any Enforcement Action) in order to preserve or protect the Lien of the Collateral and Intercreditor Agent on the Collateral.

(b)  Upon the occurrence and during the continuance of a Collateral Event of Default, the Collateral and Intercreditor Agent may exercise (or cause its agents to exercise) in accordance with Section 3.5, any or all of the remedies available to the Collateral and Intercreditor Agent (or to such agents) with respect to the Collateral. Each Secured Party acknowledges and agrees that the sole basis for any Enforcement Action by the Collateral and Intercreditor Agent hereunder and under any other Collateral Document shall be the occurrence and continuance of a Collateral Event of Default and that no default or event of default under any other agreement (including any other Secured Creditor Documents) other than the Voting Creditor Documents shall be a basis for any Collateral Event of Default.

(c)  Each of the Secured Parties hereby covenants and agrees that:

(i)  it will not seek relief from the automatic stay or any other stay in any proceeding relating to any Insolvency Event in respect of the Collateral, other than upon the instruction of the Collateral and Intercreditor Agent or otherwise as approved by the Required Creditors; provided that if the Collateral and Intercreditor Agent or any other Secured Party acting upon approval of the Required Creditors shall seek relief from the automatic stay or any other stay in any proceeding relating to any Insolvency Event in respect of the Collateral, the request for such relief shall be made on behalf of all Secured Parties (subject to their cooperation in joining in such request to the extent necessary for such request to be made on behalf of all

Secured Parties) or the Creditor Representatives (on behalf of themselves and the Secured Parties, if applicable) shall be afforded an opportunity to join in or make such request; and

(ii)  it will not contest (or support any other Person contesting) (x) any request by or on behalf of the Collateral and Intercreditor Agent or any other Secured Party acting upon approval of the Required Creditors for adequate protection or (y) any objection by or on behalf of the Collateral and Intercreditor Agent or any other Secured Party acting upon approval of the Required Creditors to any motion, relief, action or proceeding based on such Person’s claiming a lack of adequate protection; provided that in the case of any such request or objection referred to in clause (x) or (y) of this sentence, either such request or objection shall be made on behalf of all Secured Parties (subject to their cooperation in joining in such request or objection to the extent necessary for such request or objection to be made on behalf of all Secured Parties) or the Creditor Representatives (on behalf of themselves and the Secured Parties, if applicable) shall be afforded an opportunity to join in or make such request or objection on an equal and ratable basis.

3.3  Incidents of Sale. In connection with any Enforcement Action, to the fullest extent permitted by applicable law:

(a)  any Secured Party or group of Secured Parties may bid for and purchase the property offered by sale, and upon compliance with the terms of sale may hold and dispose of such property; and

(b)  the Collateral and Intercreditor Agent, in its own name or pursuant to any power of attorney granted in or pursuant to Section 2.1 or Section 7.2 of this Agreement by the Grantors, but in any event on behalf of the corresponding Grantor, may make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold and execute any other documents or agreements relating thereto and may substitute one or more Persons with like power. If requested by the Collateral and Intercreditor Agent or by any purchaser, the relevant Grantor shall ratify and confirm any such sale or transfer by executing and delivering to the Collateral and Intercreditor Agent or to such purchaser or purchasers all proper and reasonable deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request, and shall take all such other action as the Collateral and Intercreditor Agent, in its own discretion, or as any Voting Creditor Representative may instruct in connection with any Enforcement Action determined to be taken by the Required Creditors, reasonably deems necessary or advisable in order that any sale or disposal of Collateral, after the occurrence and during the continuance of any Collateral Event of Default, may be made in compliance with applicable law.

3.4  Determinations Relating to Collateral; Releases of Collateral. (a)  In the event (i) the Collateral and Intercreditor Agent shall receive any written request from any Grantor under any Collateral Document for consent or approval with respect to any matter relating to any Collateral Document, any Collateral or any Grantor’s obligations with respect thereto, (ii) there shall be due to or from the Collateral and Intercreditor Agent under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (iii) a Responsible Officer of the Collateral and Intercreditor Agent shall become aware of any nonperformance by any Grantor of any covenant or any breach of any representation or warranty set forth in any Collateral Document, then, in each such event, the Collateral and Intercreditor Agent shall advise the Voting Creditor Representatives of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral and Intercreditor Agent has become aware. The Required Creditors shall have the exclusive authority to direct the Collateral and Intercreditor Agent’s response to any of the events or circumstances contemplated in clauses (i), (ii) and (iii) above.

(b)  If in connection with:

(i)  any Enforcement Action, including any sale, lease, exchange, transfer or other disposition of any Collateral;

(ii)  any Collateral Asset Sale or any sale for Fair Market Value of Obsolete Equipment;

(iii)  any release of Collateral pursuant to Sections 7.5 or 7.6; or

(iv)  any other request by any Grantor that any Collateral be released from the Liens thereon granted under any Collateral Document;

the Collateral and Intercreditor Agent releases fully or to any limited extent any Collateral from the Liens thereon granted under any of the Collateral Documents, then such Liens shall to such extent be released with respect to such Collateral and such release shall be binding upon all Secured Parties, and the Collateral and Intercreditor Agent shall not have any liability to any Secured Party on account of such release; provided that, in the case of any release made in connection with clause (ii) or (iii) of this Section 3.4(b), if such release is expressly permitted by the terms of each of the Voting Creditor Documents, then such release shall be binding upon all Secured Parties and the Collateral and Intercreditor Agent shall not have any liability to any Secured Party on account of such release, if the Collateral and Intercreditor Agent receives one or more Officer’s Certificates signed by a Responsible Officer of the Company and any required Opinion of Counsel. If, however, such release is not expressly permitted by the terms of each of the Voting Creditor Documents or is made other than in connection with clauses (ii) and (iii) of this Section 3.4(b), then such release shall be binding upon all Secured Parties and the Collateral and Intercreditor Agent shall not have any liability to any Secured Party on account of such release, if the Collateral and Intercreditor Agent receives written consent from the requisite Required Creditors pursuant to clause 1(e) of the definition thereof to such effect. It is understood that no such Officer’s Certificate or consent of the Required Creditors shall be required for any release of Collateral expressly contemplated and permitted by any Collateral Document to be automatically effective without the necessity of any consent or delivery of any certificate or opinion, except in the case of Sections 7.5 and 7.6 to the extent set forth therein, and the Collateral and Intercreditor Agent may confirm any such release at the request of any Grantor without liability to any Secured Party; provided, that the provisions of such Collateral Document and each Voting Creditor Document are complied with in connection with such release.

3.5  Cooperation; Remedies Instruction. (a)  Subject to Section 3.2 hereof, each Trade Creditor agrees that it will not commence or join with any Person (other than any Voting Creditor Representative or the Collateral and Intercreditor Agent, promptly upon the request of any of them) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including any Enforcement Action) with respect to any Collateral.

(b)  Each of the Voting Creditors and holders of Trade Payables hereby agrees that it will not commence, or join with any Person in commencing, any Enforcement Action with respect to any Collateral except in accordance with the terms of this Agreement.

(c)  Upon the occurrence of a Collateral Event of Default, the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative), or any Voting Creditor Representative may serve a notice (each, a “Remedies Initiation Notice”) on each Voting Creditor Representative requesting that it obtain instructions from the Secured Parties for which it is Creditor Representative as to which Enforcement Action(s) with respect to the Collateral, if any, such Secured Parties wish the Collateral and Intercreditor Agent to take. There may be multiple Remedies Initiation Notices with respect to the same Collateral Event of Default and the Remedies Initiation Notices may propose various Enforcement Actions for consideration. Each of the Collateral and Intercreditor Agent, the Voting Creditor Representatives and the Voting Creditors shall, in order to achieve a coordinated approach to any Enforcement Action(s) following a Collateral Event of Default, use commercially reasonable efforts to afford each other a reasonable opportunity to meet and confer regarding the validity and anticipated nature of any proposed Enforcement Action and each agrees to act in a commercially reasonable manner in responding to any Remedies Initiation Notice.

(d)  Upon the occurrence and during the continuance of a Collateral Event of Default, no Voting Creditor Representative or Voting Creditor shall direct the taking of any Enforcement Action other than with the written agreement of the Required Creditors in respect of such Collateral Event of Default. Upon such agreement and during the continuance of a Collateral Event of Default, any Voting Creditor Representative may deliver on behalf of a group of Required Creditors an instruction to the Collateral and Intercreditor Agent specifying any Enforcement Action(s) to be taken (which instruction may be detailed as to the Enforcement Action(s) to be taken or generally provide for the taking of all or a particular category of available Enforcement Actions in the Collateral and Intercreditor Agent’s discretion) and certifying as to the agreement by such Required Creditors to the taking of such action (each, a “Remedies Instruction”). Upon receipt of a Remedies Instruction and during the continuance of a Collateral Event of Default, the Collateral and Intercreditor Agent shall promptly provide a copy thereof to each Creditor Representative and to the Company and shall promptly commence such Enforcement Action, to the maximum extent permitted by law.

(e)  In the event that more than one group of Required Creditors delivers conflicting Remedies Instructions, or otherwise in the event of any conflict among Remedies Instructions given from time to time, the Remedies Instruction from the group representing the greatest percentage of the aggregate then Outstanding Principal under the Voting Creditor Documents shall govern; provided that any Remedies Instruction that provides for the initiation of any Enforcement Action consisting of foreclosure or other sale of Collateral (pursuant to judicial proceedings or otherwise) shall prevail over any Remedies Instruction not providing for the initiation of any such action with respect to such Collateral, regardless of Principal amount represented thereby. Once a Remedies Instruction providing for the initiation of such foreclosure or other sale of Collateral has been received by the Collateral and Intercreditor Agent, it may not be rescinded or modified, and no other Enforcement Action likely to impair or frustrate the Enforcement Action provided for in such Remedies Instruction may be initiated, except pursuant to a Remedies Instruction delivered (i) in the case of such a Remedies Instruction given by a Multilateral Financial Institution in its capacity as Required Creditor pursuant to clause (ii) of the definition of Required Creditors, by such Multilateral Financial Institution, or (ii) in the case of such a Remedies Instruction given by any other group of Required Creditors, by a group of Required Creditors that includes Secured Parties holding at least 66⅔% of the Voting Creditor Claims that were voted in favor of delivering such original Remedies Instruction.

(f)  Notwithstanding anything to the contrary in this Section 3.5, promptly following the receipt of written notice of, or a Responsible Officer of the Collateral and Intercreditor Agent otherwise having actual knowledge of, any Bankruptcy Event of Default, the Collateral and Intercreditor Agent shall subject to Section 2.3(j) hereof, pending receipt of any Remedies Instruction from the Required Creditors, engage in available Enforcement Actions and exercise other available remedies in the exercise of its reasonable discretion for the protection of the interests of the Secured Parties, to the fullest extent permitted by applicable law.

3.6  Amendments to Collateral Documents. The Required Creditors shall have the exclusive authority to direct the Collateral and Intercreditor Agent in writing to amend, or consent to any action by the Collateral and Intercreditor Agent to amend, any provision of, or grant any waivers or consents in respect of, any Collateral Document (other than this Agreement, as to which Section 11.3 shall apply), without any consent or approval of, or prior notice to, any other Secured Party.

3.7  Exercise of Powers. All of the powers, remedies and rights of the Collateral and Intercreditor Agent as set forth in this Agreement shall be exercised by the Collateral and Intercreditor Agent in respect of any Collateral Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral and Intercreditor Agent as set forth in any Collateral Document shall be exercised from time to time as herein and therein provided.

Section 4.    Accounts; Distributions.

4.1  Collateral Accounts. The Collateral and Intercreditor Agent shall deposit, promptly upon receipt thereof, into a Dollar-denominated trust account (together with each other account created pursuant to this Section 4.1, the “Collateral Account”) established with the Securities Intermediary, pursuant to Section 4.5, or any Peso-denominated account opened by the Collateral and Intercreditor Agent with any Mexican bank or institution established pursuant to Section 4.5 (which account shall be deemed a Collateral Account), (i) the proceeds of any sale or foreclosure action taken pursuant to this Agreement or any other Collateral Document and (ii) any monies otherwise received for satisfaction of the Secured Obligations, whether from the Collateral, the Company, the Guarantors, any Affiliate of the Company or otherwise (and including, without limitation, any dividends, lease payments or other proceeds in respect of any Collateral and any cash or other assets constituting Collateral or proceeds thereof held in any deposit accounts or securities accounts of any Grantor and any amounts transferred from the Proceeds Account or Event of Loss Account, in each case upon the occurrence and during the continuance of a Collateral Event of Default); provided that the Collateral and Intercreditor Agent shall convert amounts received in any currency other than Dollars into Dollars on or promptly following the day received at the Actual Conversion Rate on the day of such conversion (and may open an account, which shall be deemed a Collateral Account, if necessary to receive funds in such other currency prior to conversion). All monies held in any Collateral Account shall be trust funds held by the Collateral and Intercreditor Agent for the benefit of the Secured Parties for the purpose of making payments therefrom in accordance with Section 4.2 and shall constitute part of the Collateral. The Collateral and Intercreditor Agent shall maintain such sub-accounts and records with respect to each Collateral Account as will permit the segregation and allocation of proceeds of Collateral in accordance with Section 4.2. The Collateral and Intercreditor Agent shall establish a Peso-denominated Collateral Account, and in the case of any Collateral Account established in connection with the Comegua Pledged Stock, a Balboa-denominated Collateral Account promptly following the Issue Date.

4.2  Application of Monies from a Collateral Account.  (a)  The Collateral and Intercreditor Agent shall have the right at any time to apply monies held by it in any Collateral Account to the payment of due and unpaid Collateral and Intercreditor Agent Fees. Upon the receipt of notice of the cessation of a Collateral Event of Default and the payment of all amounts due under Paragraphs First, Second and Third below and the payment of all due and unpaid amounts owed to any Secured Party in respect of any Secured Obligations, the Collateral and Intercreditor Agent shall treat any proceeds of any Collateral held in a Collateral Account in accordance with the provisions of the Collateral Documents and Secured Creditor Documents that would have been applicable to proceeds of such Collateral had no Collateral Event of Default occurred.

(b)  After the occurrence and during the continuance of a Collateral Event of Default, all remaining monies held by the Collateral and Intercreditor Agent in any Collateral Account with respect to the Collateral shall, to the extent available for distribution (it being understood that the Collateral and Intercreditor Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 4.2), be distributed (subject to and in accordance with the other provisions of this Section 4.2 and of Section 4.7) by the Collateral and Intercreditor Agent on each Distribution Date in the following order of priority:

First: to the Collateral and Intercreditor Agent for any unpaid Collateral and Intercreditor Agent Fees and to any Secured Party which has theretofore advanced or paid any Collateral and Intercreditor Agent Fees constituting administrative expenses allowable under Section 503(b) of Title 11 of the United States Code or similar laws of other jurisdictions, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such monies shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral and Intercreditor Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Second: to any Secured Party which has theretofore advanced or paid any Collateral and Intercreditor Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such monies shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral and Intercreditor Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Third: to the payment of all reasonable and documented unpaid fees, expenses, reimbursements, indemnifications and advancements of the Voting Creditor Representatives to the extent certified in writing by such Voting Creditor Representatives as relating to their activities in such capacity in connection with this Agreement and the other Collateral Documents;

Fourth: to each Secured Party that holds Secured Obligations of any Class, the product of the amount of the available monies multiplied by a fraction, the numerator of which is the unpaid Principal of such Secured Party’s Secured Obligations and the denominator of which is the unpaid Principal of all Secured Parties’ Secured Obligations, in each case on the Distribution Date; provided that, for purposes of the foregoing calculation, to the extent that the aggregate Principal of the Secured Parties’ Secured Obligations of any Class exceeds the Maximum Secured Principal Amount applicable to such Class, the unpaid Principal of each Secured Obligation of such Class shall be permanently reduced (and the amount of such reduction recharacterized as an other Secured Obligation payable pursuant to Paragraph Sixth, below) by a proportionate amount such that the aggregate Principal of such Class is equal to the applicable Maximum Secured Principal Amount;

Fifth: to each Secured Party that holds Secured Obligations of any Class, in an amount equal to all Interest then owing to it (reduced, in the case any Secured Obligation of such Class was reduced pursuant to the proviso in paragraph Fourth, on a proportionate basis to the extent of the reduction in Principal pursuant to such paragraph, with the amount of such reduction recharacterized as an other Secured Obligation payable pursuant to Paragraph Sixth, below) and, if such monies shall be insufficient to pay such amount to it and all interest then owing to all other Secured Parties in full, then ratably (without priority of any one over any other) to all Secured Parties in proportion to the unpaid amounts owing to each in respect of Interest on such Distribution Date;

Sixth: to each Secured Party that holds any other Secured Obligations (including Secured Obligations constituting interest or principal, to the extent not payable pursuant to the two preceding paragraphs), in an amount equal to all other Secured Obligations then owing to it, whether or not then due and payable, and, if such monies shall be insufficient to pay such amounts to it and all other Secured Obligations owing to all other Secured Parties in full, then ratably (without priority of any one over any other) to all Secured Parties in proportion to the unpaid amounts owing to each in respect of other Secured Obligations on such Distribution Date; and

Seventh: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c)  The term “unpaid” for purposes of Section 4.2(b) means:

(i)  in the absence of any Insolvency Event with respect to the relevant Grantor or Grantors, all amounts of the relevant Secured Obligations (other than a Contingent Secured Obligation) outstanding as of a Distribution Date (and for the purpose of this provision, the amount of the Working Capital Lender Claims then outstanding shall include any drawn but unreimbursed amounts under any letter of credit), and

(ii)  during the pendency of a proceeding relating to any Insolvency Event with respect to the relevant Grantor or Grantors, all amounts allowed by the bankruptcy court in respect of the relevant Secured Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of Contingent Secured Obligations), to the extent that prior distributions have not been made in respect thereof.

(d)  Subject to Section 4.2(e), the Collateral and Intercreditor Agent shall make all payments and distributions under this Section 4.2 to the respective Creditor Representatives of the Secured Parties, as applicable. Each such Creditor Representative shall be responsible for ensuring that amounts distributed to it are, if applicable, distributed promptly to the relevant Secured Parties in the order of priority set forth herein or as otherwise provided in the relevant Secured Creditor Documents.

(e)  If at any time any monies collected or received by the Collateral and Intercreditor Agent pursuant to this Agreement are distributable pursuant to this Section 4.2 to any Secured Party, the Collateral and Intercreditor Agent may distribute such monies to the Creditor Representative of such Secured Party as provided in Section 4.2(d); provided that if any Creditor Representative shall notify the Collateral and Intercreditor Agent in writing that no provision is made under the relevant Secured Creditor Documents for the application by such Creditor Representative of such monies (whether because the relevant Secured Obligations have not become due and payable or constitute Contingent Secured Obligations or otherwise) and that such Secured Creditor Documents do not effectively provide for the receipt and the holding by such Creditor Representative of such monies pending the application thereof, then the Collateral and Intercreditor Agent, after receipt of such notification, may, in its discretion or at the written direction of such Creditor Representative, invest such amounts in Cash Equivalents, and shall hold all such amounts so distributable and all such investments and the net proceeds thereof solely as security for the relevant Secured Obligations and for no other purpose until such time as such Creditor Representative shall request in writing the delivery thereof by the Collateral and Intercreditor Agent for application pursuant to the Secured Creditor Documents; provided further that the Collateral and Intercreditor Agent, in its sole discretion, may (i) restrict such investments to Cash Equivalents that have a shorter duration and higher credit quality than other Cash Equivalents and (ii) decline to invest any amount that it expects to distribute within one Business Day. Notwithstanding the foregoing, if, at any time, all the relevant Secured Obligations in respect of which any monies and investments (and proceeds thereof) are held by the Collateral and Intercreditor Agent pursuant to this Section 4.2(e) cease to be outstanding for any reason, then such monies and any monies that constitute proceeds of such investments will be applied by the Collateral and Intercreditor Agent in accordance with Section 4.2(b). The Collateral and Intercreditor Agent shall not be responsible for any diminution in funds resulting from investments made in Cash Equivalents or from holding such monies uninvested.

(f)  Upon receipt of proceeds causing amounts on deposit (including the value of Cash Equivalents) in a Collateral Account to exceed US$10,000,000 (or such lesser amount as requested at any time by any Voting Creditor Representative) and the continuance of any Collateral Event of Default, the Collateral and Intercreditor Agent shall promptly designate a date for allocation and distribution of such funds (such date to occur promptly following the notice procedure set forth in this Section 4.2(f), a “Distribution Date”) and shall promptly request from each Creditor Representative (in accordance with Section 2.3(d)) a certificate containing the amount such Creditor Representative is entitled (on behalf of itself and the Secured Parties for which it serves as Creditor Representative) pursuant to each of Paragraphs Third, Fourth, Fifth and Sixth of Section 4.2(b), including the maximum ascertainable amount of any Contingent Secured Obligation, if then ascertainable. The Collateral and Intercreditor Agent shall request that such notice be provided within 10 days after delivery of its request and the Creditor Representatives shall provide such notice within such time period. To the extent the Collateral and Intercreditor Agent does not receive any such notice from a Creditor Representative, it shall be entitled to request from, and rely on, an equivalent notice provided by the Company in accordance with Section 2.2 or may elect, in its sole discretion, to rely on the information with respect to such Secured Obligations most recently received by it pursuant to the terms of this Agreement (and shall rely on such information to the extent it has requested notice from the Company pursuant to this Section 4.2(f) and has not received such notice within 10 days after delivery of such request). The Collateral and Intercreditor Agent shall not be obligated to distribute any amounts on deposit in a Collateral Account unless and until the Collateral and Intercreditor Agent shall have received notice in respect of all the Secured Obligations secured under the Collateral Documents or the notice periods provided for in the preceding sentence shall have elapsed. On the Distribution Date, the Collateral and Intercreditor Agent shall (i) determine the amount of cash to be received in connection with any sale or liquidation of Cash Equivalents held in such Collateral Account on such day and effect such sale and liquidation, and (ii) calculate the aggregate amount in such Collateral Account after giving effect to clause (i) of this sentence and Section 4.2(a) that would be available for such allocation or distribution and make such allocation and distribution. All distributions pursuant to this Section 4.2 shall be made in Dollars; provided that, in the event that payment in Dollars is illegal or impossible due to the Central Bank of Mexico or any other Mexican authority having the power to regulate foreign exchange generally not permitting the conversion of Pesos into Dollars or the remittance of Dollars from Mexico, each Creditor Representative shall have the option to elect to receive all or any portion of any payment due hereunder in Pesos, and/or to cause the Collateral and Intercreditor Agent to continue to hold in trust for it in a Collateral Account any monies not convertible into Dollars at such time. All calculations of amounts distributable or allocable to any Peso-denominated Secured Obligations hereunder shall be made assuming the conversion to Dollars of all Peso-denominated Secured Obligations at the Screen Conversion Rate applicable on the date of such distribution or allocation; provided that any increase in the Dollar amount of any foreign currency denominated Secured Obligation resulting from a change in exchange rates following the date of Incurrence of such Secured Obligation will be treated as an other Secured Obligation payable pursuant to Paragraph Sixth of Section 4.2(b) thereof.

(g)  All distributions made by the Collateral and Intercreditor Agent pursuant to this Section 4.2 shall be final (except in the event of manifest error) and the Collateral and Intercreditor Agent shall have no duty to inquire as to the application by any Creditor Representative of any amount distributed to it.

4.3  Event of Loss Accounts. Each Grantor hereby agrees that it shall pay or cause to be paid to the Collateral and Intercreditor Agent, and the Collateral and Intercreditor Agent agrees that it shall deposit, in a Dollar-denominated trust account (together with each other account created pursuant to this Section 4.3, the “Event of Loss Account”) established with the Securities Intermediary pursuant to Section 4.5, or any Peso-denominated account opened by the Collateral and Intercreditor Agent with any Mexican bank or institution established pursuant to Section 4.5 (which account shall be deemed an Event of Loss Account), any Net Cash Proceeds received by the Collateral and Intercreditor Agent under any insurance policy relating to any Collateral or Real Property Collateral issued by or for the benefit of any Grantor or otherwise in respect of any Event of Loss; provided that the Collateral and Intercreditor Agent shall convert amounts received in any currency other than Dollars into Dollars on or promptly following the day received at the Actual Conversion Rate on the day of such conversion (and may open an account, which shall be deemed an Event of Loss Account, if necessary to receive funds in such other currency prior to conversion). All monies held on deposit in any Event of Loss Account shall constitute part of the Collateral; provided, that, notwithstanding anything to the contrary in this Agreement, unless and until the Collateral and Intercreditor Agent has received written notice from any Voting Creditor Representative that a Collateral Event of Default has occurred and is continuing (and the Collateral and Intercreditor Agent has not received notice of the cessation of such Collateral Event of Default), the Collateral and Intercreditor Agent shall release amounts on deposit in any Event of Loss Account as directed in writing by the Company, which written notice shall be accompanied by an Officer’s Certificate certifying that the release and application of such amounts is permitted by the terms of each of the Voting Creditor Documents and is made in accordance with the terms, to the extent applicable, of each of the Voting Creditor Documents (including, without limitation, for application towards any repayment of Secured Obligations of any Secured Party or Parties as permitted under the terms of the applicable Voting Creditor Documents, including pursuant to any Asset Sale Offer). Upon any such release, any Lien on the amounts so released, granted to or held by the Collateral and Intercreditor Agent shall be automatically released without any further act on the part of the Collateral and Intercreditor Agent. Upon receipt by the Collateral and Intercreditor Agent of a written notice from any Voting Creditor Representative that a Collateral Event of Default has occurred and is continuing and while it has not received notice of the cessation of such Collateral Event of Default, the Collateral and Intercreditor Agent may, at is own discretion (but shall not be obligated to) or shall, upon the written direction of the Required Creditors, exercise its powers under Section 3.1 hereof to liquidate investments credited to any Event of Loss Account and transfer all amounts held therein to a Collateral Account for distribution pursuant to Section 4.2.

4.4  Proceeds Accounts. Each Grantor hereby agrees that it shall pay or cause to be paid to the Collateral and Intercreditor Agent, and the Collateral and Intercreditor Agent agrees that it shall deposit in a Dollar-denominated trust account (together with each other account created pursuant to this Section 4.4, the “Proceeds Account”), established with the Securities Intermediary pursuant to Section 4.5, or any Peso-denominated account opened by the Collateral and Intercreditor Agent with any Mexican bank or institution established pursuant to Section 4.5 (which account shall be deemed a Proceeds Account), any Net Cash Proceeds received by the Collateral and Intercreditor Agent pursuant to any Collateral Asset Sale or any amounts required to be deposited therein pursuant to any Collateral Document; provided that the Collateral and Intercreditor Agent shall convert amounts received in any currency other than Dollars into Dollars on or promptly following the day received at the Actual Conversion Rate on the day of such conversion (and may open an account, which shall be deemed a Proceeds Account, if necessary to receive funds in such other currency prior to conversion). All monies held on deposit in any Proceeds Account shall constitute part of the Collateral; provided, that, notwithstanding anything to the contrary in this Agreement, unless and until the Collateral and Intercreditor Agent has received written notice from any Voting Creditor Representative that a Collateral Event of Default has occurred and is continuing (and the Collateral and Intercreditor Agent has not received notice of the cessation of such Collateal Event of Default), the Collateral and Intercreditor Agent shall release amounts on deposit in any Proceeds Account as directed in writing by the Company, which written notice shall be accompanied by an Officer’s Certificate certifying that the release and application of such amounts is permitted by the terms of each of the Voting Creditor Documents and is made in accordance with the terms, to the extent applicable, of the Voting Creditor Documents (including, without limitation, for application towards any repayment of Secured Obligations of any Secured Party or Parties as permitted under the terms of the applicable Voting Creditor Documents, including pursuant to any Asset Sale Offer). Upon any such release, any Lien on the amount so released, granted to or held by the Collateral and Intercreditor Agent shall be automatically released without any further act on the part of the Collateral and Intercreditor Agent. Upon receipt by the Collateral and Intercreditor Agent of a notice from any Voting Creditor Representative that a Collateral Event of Default has occurred and is continuing, and while it has not received notice of the cessation of such Collateral Event of Default, the Collateral and Intercreditor Agent may, at its own discretion (but shall not be obligated to), or shall upon the written direction, of the Required Creditors, exercise its powers under Section 3.1 hereof to liquidate investments credited to any Proceeds Account and transfer all amounts held therein to any Collateral Account for distribution pursuant to Section 4.2.

4.5  Establishment of the Accounts. The Collateral and Intercreditor Agent shall establish each Dollar-denominated Account with the Securities Intermediary at such time as such Account shall be required or be desirable pursuant to the terms of this Agreement, and shall notify the Grantors and the Secured Parties upon such establishment and shall direct relevant payments to such Account. Each agreement between the Securities Intermediary and the Collateral and Intercreditor Agent establishing any Account shall be substantially in the form set forth in Exhibit J hereto or in such other form as shall be agreed by the Collateral and Intercreditor Agent and the Securities Intermediary, and shall provide, and each Grantor authorizes such agreement to provide, that (i) such Account is a “securities account” (within the meaning of the UCC) and the Securities Intermediary is acting thereunder as a securities intermediary (within the meaning of the UCC), (ii) the Collateral and Intercreditor Agent shall have exclusive control over each Account and shall be the “entitlement holder” of such Account within the meaning of the UCC, (iii) the Securities Intermediary shall not accept any instruction or entitlement order from any Person other than the Collateral and Intercreditor Agent with respect thereto, (iv) the name of each Account shall include a reference to the Collateral and Intercreditor Agent acting under this Agreement, (v) the Securities Intermediary shall not change the name or account number of any Account without the prior written consent of the Collateral and Intercreditor Agent, (vi) each item of property (whether cash, a security, an instrument or obligation, share, participation, interest or any other property whatsoever) credited to an Account shall be treated as a financial asset (within the meaning of the UCC) and (vii) for the avoidance of doubt, the Securities Intermediary shall promptly comply with all instructions and entitlement orders given by the Collateral and Intercreditor Agent, including, without limitation, with respect to the transfer or withdrawal of financial assets and amounts in any Account, without further consent of any Grantor or any other Person. Any Account established under any other jurisdiction shall be in the name of the Collateral and Intercreditor Agent, under the sole and exclusive control of the Collateral and Intercreditor Agent, and shall otherwise be established in a manner sufficient to provide the Collateral and Intercreditor Agent with a perfected security interest therein.

4.6  Investment of Funds Deposited in Accounts. The Collateral and Intercreditor Agent shall, at the written direction of the Company or any Voting Creditor Representative, invest and reinvest monies on deposit in any of the Accounts at any time in Cash Equivalents; provided that the Collateral and Intercreditor Agent, in its sole discretion, may (a) restrict such investments and reinvestments to Cash Equivalents that have a shorter duration and higher credit quality than other Cash Equivalents and (b) decline to invest or reinvest any amount that it expects to distribute from an Account within one Business Day. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be credited by the Securities Intermediary to the relevant Account as part of the Collateral. The Collateral and Intercreditor Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.

4.7  Collateral and Intercreditor Agent’s Calculations. In making the determinations and allocations required by Section 4.2, the Collateral and Intercreditor Agent may conclusively rely upon, and shall have no liability to any of the Secured Parties for actions taken in reliance upon, information supplied by any Secured Party (or its Creditor Representative) as to the amounts of unpaid principal and interest and other amounts outstanding with respect to any Secured Obligations; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral and Intercreditor Agent pursuant to

Section 4.2 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral and Intercreditor Agent shall have no duty to inquire as to the application by any Creditor Representative of any amounts distributed to it for distribution to any Secured Parties.

4.8  U.S. Deposit and Securities Accounts..  (a) Each of Fabricación de Máquinas, S.A. de C.V. (“FAMA”) and Procesadora de Materias Primas Industrializables, S.A. de C.V. (“Promapi”) hereby grants to the Collateral and Intercreditor Agent a security interest in and continuing lien on all of its right, title and interest in and to any deposit account (as defined in Section 9-102 of the UCC) (a “Deposit Account”) or any securities account (as defined in Section 9-102 of the UCC) (a “Securities Account”) maintained by it with any financial institution in the United States, including, without limitation, its Deposit Account maintained on the date hereof with J.P. Morgan Chase Bank, N.A. (“J.P. Morgan”) (and any successor or replacement accounts with respect thereto) (in the case of FAMA, the “Existing FAMA Deposit Account”) as collateral security for the Secured Obligations.

(b)  Each Grantor (other than FAMA and Promapi) hereby grants to the Collateral and Intercreditor Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in and to any Deposit Account or Securities Account maintained by such Grantor with any financial institution in the United States that holds proceeds that are pledged under any Collateral Document (other than this Agreement), and to the extent not delivered directly to the Collateral and Intercreditor Agent, hereby covenants that it shall keep such proceeds in a segregated Deposit Account or Securities Account; provided however that such Grantor may use such proceeds in accordance with the provisions of the Collateral Documents.

(c)  FAMA hereby represents that the Deposit Account Control Agreement, dated as of the date hereof, executed by each of FAMA, the Collateral and Intercreditor Agent and J.P. Morgan with respect to the Existing FAMA Deposit Account is sufficient to perfect by control the Collateral and Intercreditor Agent’s security interest thereto.

(d)  FAMA hereby represents that it is the sole account holder of the Existing FAMA Deposit Account and it has not consented to, and is not otherwise aware of, any Person (other than the Collateral and Intercreditor Agent) having “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, the Existing FAMA Deposit Account or any money or other property deposited therein.

(e)  Each of FAMA and Promapi hereby represents that it does not hold or maintain any Deposit Account or Securities Account with any financial institution in the United States, except for the Existing FAMA Deposit Account, and each other Grantor hereby represents that it does not hold or maintain any Deposit Account or Securities Account with any financial institution in the United States that holds proceeds that are pledged under any Collateral Document (other than this Agreement), to the extent such proceeds are not delivered directly to the Collateral and Intercreditor Agent.

(f)  Each of FAMA and Prompi hereby agrees that if it establishes any Deposit Account or Securities Account with any financial institution in the United States after the date hereof it shall cause such financial institution to enter into and deliver to the Collateral and Intercreditor Agent a deposit account control agreement in substantially the form of Exhibit L (or otherwise acceptable to the Collateral and Intercreditor Agent (which determination may be based on an Opinion of Counsel)) or a securities account control agreement in substantially the form of Exhibit M (or otherwise acceptable to the Collateral and Intercreditor Agent (which determination may be based on an Opinion of Counsel)), as applicable, and each other Grantor hereby agrees that if it establishes after the date hereof any Deposit Account or Securities Account with any financial institution in the United States that holds proceeds that are pledged under any Collateral Document (other than this Agreement), to the extent such proceeds are not delivered directly to the Collateral and Intercreditor Agent, it shall cause such financial institution to enter into and deliver to the Collateral and Intercreditor Agent a deposit account control agreement in substantially the form of Exhibit L (or otherwise acceptable to the Collateral and Intercreditor Agent (which determination may be based on an Opinion of Counsel)) or a securities account control agreement in substantially the form of Exhibit M (or otherwise acceptable to the Collateral and Intercreditor Agent (which determination may be based on an Opinion of Counsel)), as applicable.

(g)  If a Collateral Event of Default shall have occurred and be continuing, and the Collateral and Intercreditor Agent has delivered notice thereof to any Grantor that maintains a Deposit Account or a Securities Account subject to a control agreement entered into pursuant to subsection (e) above, the Collateral and Intercreditor Agent shall, during the continuance of such Collateral Event of Default, have the right to instruct such financial institution that the Collateral and Intercreditor Agent is exercising exclusive control over such Account and may transfer funds from such account to a Collateral Account and apply them to the Secured Obligations according to the provisions of Section 4.2 hereof. In addition, the Collateral and Intercreditor Agent shall have all other rights and remedies otherwise available to it at law or in equity, or under the UCC, as in effect from time to time in any jurisdiction in which such rights and remedies are sought to be exercised.

Section 5.    Agreements among the Secured Parties.

5.1  Payments Over. Collateral or proceeds thereof received by any Secured Party or its Creditor Representative (other than from the Collateral and Intercreditor Agent in compliance with this Agreement) in connection with the taking of any Enforcement Action by such Secured Party (other than the Collateral and Intercreditor Agent), whether or not taken in contravention of this Agreement, shall be segregated and held in trust and forthwith paid over to the Collateral and Intercreditor Agent in the same form and currency as received for deposit into a Collateral Account and distribution in accordance with the terms hereof, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral and Intercreditor Agent is hereby authorized to make any such endorsements as agent for any Secured Party (or its Creditor Representative). This authorization is coupled with an interest and is irrevocable. For the avoidance of doubt, after the sharing in accordance herewith of any Peso-denominated proceeds of any Collateral received by any Multilateral Financial Institution, the foregoing provisions of this Section 5.1 shall not apply to any Preferred Payment.

5.2  Other Collateral. Each of the Secured Parties agrees that it will not accept any guarantee or collateral in respect of its Secured Obligations from any Grantor (or exercise a right of set-off) unless such guarantee or collateral (or proceeds of any exercise of a right of set-off) is shared ratably among all the Secured Parties; provided, that the provisions of this Section 5.2 shall not apply to (i) cash collateral securing, upon customary terms and conditions, outstanding letters of credit issued under any Working Capital Documents, (ii) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law and incurred in the ordinary course of business, in favor of any Trade Creditor or (iii) Liens, to the extent permitted under the applicable provisions (if any) of each of the Secured Creditor Documents, securing any Working Capital Lender Claims or Trade Creditor Claims as of the date such Obligations become Secured Obligations hereunder pursuant to Section 7.1.

5.3  Notice of Certain Actions. Each of the Indenture Trustee and each Other Secured Party hereby agrees that it shall give each of the Creditor Representatives and the Collateral and Intercreditor Agent prompt written or telephonic notice (promptly confirmed in writing) after its determination, or after having obtained actual knowledge of any determination by any Secured Parties, of the occurrence of any of the following:

(i)  the occurrence or the declaration of a default or event of default (including any cross-default), any request for a waiver of any default or event of default or any cessation or rescission of any default or event of default, in each case under any Secured Creditor Document

(including any comparable occurrence in respect of any Trade Agreement) to which it is a party, including accompanying information with respect to such event of default in reasonable detail including whether such default constitutes a Collateral Event of Default; provided that any extension of payment of Trade Payables in the ordinary course of business shall not constitute a comparable occurrence for purposes of the foregoing; or

(ii)  the acceleration of the maturity of any Indebtedness, the termination (but excluding expiration) of any commitment, or the commencement of proceedings to collect or enforce any Secured Obligations, in each case under any Secured Creditor Document (including any comparable occurrence in respect of any Trade Agreement) to which it is a party;

provided, that no Multilateral Financial Institution shall incur any liability to any Person as a result of any failure to provide any such notice.

Section 6.    Interest Rate Adjustment for the Notes.

The Collateral and Intercreditor Agent shall execute and deliver to the Indenture Trustee a certificate substantially in the form of Exhibit C attached hereto (the “Interest Rate Adjustment Certificate”) at the instruction of the Company promptly following the date on which all of the following conditions are satisfied:

(a)  the Collateral and Intercreditor Agent shall have neither received written notice nor shall have actual knowledge that any Default or Collateral Event of Default has occurred and is continuing;

(b)  there shall not have occurred any event or events with respect to the Collateral Assets that would constitute an Event of Loss had such event or events occurred with respect to Collateral, except for any event or events that the Company has treated as if they were Events of Loss hereunder and has delivered, or caused to be delivered, any Net Cash Proceeds received in respect of such Event of Loss to the Event of Loss Account;

(c)  the Company shall have delivered to the Collateral and Intercreditor Agent and the Indenture Trustee an Officers’ Certificate dated as of such date and certifying that:

(i)  first priority Liens (subject to Collateral Permitted Liens) in favor of the Collateral and Intercreditor Agent have been created and perfected in accordance with Section 9.11 hereof in the Collateral subject to each of the Non-Possessory Pledge Agreements theretofore entered into by each Grantor (other than defects in such Liens with respect to Collateral with an aggregate book value as of March 31, 2004 of less than $4.5 million), and each other provision of Section 9.11 has been complied with,

(ii)  with respect to each Real Property Grantor, either (A) a first priority Lien (subject to Collateral Permitted Liens) in favor of the Collateral and Intercreditor Agent has been created and perfected in accordance with Section 9.12 hereof on Real Property representing at least 80% of the Issue Date Real Property Book Value of the Real Property of such Real Property Grantor (giving pro forma effect, solely with respect to any Mortgage Agreement created in connection with a release of Mexican Pledged Stock pursuant to Section 7.5 hereof, as of March 31, 2004 to any impairment referenced in Section 7.5(b)(iv) hereof, provided that if any Net Cash Proceeds are deposited in the Proceeds Account as a result of such impairment, the amount of such Net Cash Proceeds shall be included in the book value of such impaired Real Property) or (B) with respect to any Real Property Grantor for which clause (A) is not true and correct as of such date, a first priority Lien has been created and perfected in accordance with

Section 9.13 hereof in at least 99.9% of the Capital Stock of such Real Property Grantor, and each other provision of Sections 9.12 and 9.13, as applicable, has been complied with,

(iii)  a first priority Lien in favor of the Collateral and Intercreditor Agent has been created and perfected in accordance with Section 9.14 hereof in all of the Capital Stock of Comegua owned (directly or indirectly) by the Company as of the Issue Date pursuant to a Stock Pledge Agreement substantially in the form set forth in Exhibit G-2, and each other provision of Section 9.14 has been complied with,

(iv)  a true and correct list is attached to such certificate specifying (A) each Real Property Grantor, (B) the Real Property owned by each Real Property Grantor that is subject to a Mortgage Agreement and the aggregate book value thereof as of March 31, 2004, (C) any Mexican Pledged Stock of any Real Property Grantor that is subject to a Stock Pledge Agreement, and the Grantor thereof, and (D) the shares of Capital Stock of Comegua that have been pledged, and the Grantor thereof,

(v)  true and correct copies of each Non-Possessory Pledge Agreement (including evidence of due registration with the applicable Registry of Commerce), Mortgage Agreement (including evidence of due registration with the applicable Registry of Property), Stock Pledge Agreement and (in the case of any Real Property Grantor) the related amended by-laws, are attached to such certificate evidencing the creation and perfection of Liens referenced in clauses (i) through (iii), in each case in accordance with Sections 9.11 through 9.14 hereof,

(vi)  the pledge and any foreclosure or other sale or transfer pursuant to the Collateral Documents of the Capital Stock of Comegua or of any Real Property Grantor that is subject to a Stock Pledge Agreement does not and will not violate the by-laws of Vitro or any Grantor,

(vii)  attached to such certificate is either (x) a true and correct copy of the shareholder resolution substantially in the form of Exhibit D-1 hereto, as validly adopted by the shareholders of Vitro and in full force and effect as of such date, unconditionally authorizing the pledge and foreclosure or other sale or transfer pursuant to the Collateral Documents of the Capital Stock of Comegua and of any Real Property Grantor that is subject to a Stock Pledge Agreement or (y) the duly amended by-laws of Vitro as validly adopted by the shareholders of Vitro and in full force and effect as of such date, eliminating the requirement that any sale of the Capital Stock of any subsidiary of Vitro require the consent of the shareholders of Vitro and having the same effect as the unconditional authorization under the shareholder resolution described under clause (x),

(viii)  no Default or Collateral Event of Default has occurred and is continuing,

(ix)  all conditions in this Section 6 for the issuance of the Interest Rate Adjustment Certificate have been satisfied, and

(x)  there has not occurred any event or events with respect to the Collateral Assets that would constitute an Event of Loss had such event or events occurred with respect to Collateral, except for any event or events that the Company has treated as if they were Events of Loss hereunder and has delivered, or caused to be delivered, any Net Cash Proceeds received in respect of such Event of Loss to the Event of Loss Account;

(d)  the Company shall have delivered to the Collateral and Intercreditor Agent an Opinion or Opinions of Counsel substantially in the form of Exhibit D-2 hereto, which shall be an Opinion of Collateral Counsel, dated as of such date and stating that (x) the pledge and foreclosure and sale of the Capital Stock of Comegua and of any Real Property Grantor that is subject to a Stock Pledge Agreement will not violate the by-laws of Vitro or any Grantor, (y) that first-priority Liens have been validly created and perfected in the Collateral subject to each of the Non-Possessory Pledge Agreements theretofore entered into by each Grantor, and that no material defects exist with respect thereto, other than defects with respect to Collateral having an aggregate book value as of March 31, 2004 of less than $4.5 million and (z) to the extent that any amendment to the by-laws of Vitro is required in connection with any stock pledge pursuant to a Stock Pledge Agreement, such by-laws have been duly amended and validly adopted by the shareholders of Vitro and are in full force and effect as of such date;

(e)  the Company shall have delivered to the Collateral and Intercreditor Agent an Opinion or Opinions of Collateral Counsel, dated as of such date, with respect to the creation and perfection of the Liens referenced in clauses (c)(ii) and (iii) above; and

(f)  the Company has provided such additional documentation related to this Section 6 to the Collateral and Intercreditor Agent as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) has reasonably requested.

Section 7.    Subsequent Parties; Modification of Existing Secured Obligations and Collateral.

7.1  Addition of Secured Obligations and Modification of Existing Secured Obligations. At any time and from time to time after the date hereof, the Company may, upon satisfaction of each of the following conditions, (i) cause Senior Lender Claims, Working Capital Lender Claims or Trade Creditor Claims to become Secured Obligations hereunder and to be secured by Liens on the Collateral equally and ratably with the Secured Obligations outstanding at such time (each such action, an “Addition”), or (ii) enter into an amendment, supplement, modification, extension, renewal, restatement or refinancing with respect to any Secured Creditor Documents relating to any Secured Obligations constituting Noteholder Claims, Senior Lender Claims, Working Capital Lender Claims or Trade Creditor Claims or, in the case of the Notes, any issuance of additional Notes after the Issue Date; provided, that compliance with the following conditions shall be required solely to the extent any such amendment, supplement, modification, extension or renewal would effect (A) any increase in Principal of such Secured Obligations, (B) any material decrease in the Weighted Average Life thereof (C) any other increase in the amount Outstanding thereunder or (D) in the case of any Trade Creditor Documents, any change in the Maximum Secured Trade Amount thereunder (each such action, a “Modification”):

(a)  Both (i) prior to, and (ii) upon giving effect to, such Addition or Modification, no Default or Collateral Event of Default shall have occurred and be continuing;

(b)  Upon giving effect to such Addition or Modification, the aggregate Principal outstanding in respect of all Secured Obligations of any Class would not exceed the applicable Maximum Secured Principal Amount for such Class. For purposes of making any such determination hereunder (i) amounts in respect of any Secured Obligations denominated in Pesos shall be measured as if converted into Dollars at the Screen Conversion Rate as of the date of effectiveness of such Addition or Modification and (ii) the Principal of Secured Obligations outstanding in respect of each Trade Agreement shall be deemed to equal the Maximum Secured Trade Amount set forth in such Trade Agreement as of the date of effectiveness of such Addition or Modification;

(c)  The Company, the Collateral and Intercreditor Agent, each Person holding such Secured Obligations and the Creditor Representative under the Secured Creditor Documents relating thereto shall have executed and delivered an Accession Agreement substantially in the form of Exhibit A-1 hereto, and each such Accession Agreement shall be in full force and effect, duly authorized, executed and delivered by such Person and constitute the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms;

(d)  The Company shall have delivered to the Collateral and Intercreditor Agent in accordance with Section 11.19 hereof an Officers’ Certificate and Opinion of Counsel;

(e)  The Company shall have delivered to the Collateral and Intercreditor Agent a true and correct copy of such Secured Creditor Documents and an Officers’ Certificate pursuant to Section 2.2 hereof on a pro forma basis giving effect to such Addition or Modification;

(f)  Each Person holding such Secured Obligations and the Creditor Representative under the related Secured Creditor Documents shall have executed and delivered or caused to be executed and delivered such other documents as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) shall reasonably request; and

(g)  Copies of such Accession Agreement, Officers’ Certificates, Opinions of Counsel and all such other documents delivered pursuant to this Section 7.1 shall have been delivered to each of the Creditor Representatives at such time a party hereto.

In no event shall any Noteholder Claim, Senior Lender Claim, Working Capital Lender Claim or Trade Creditor Claim be considered a Secured Obligation except upon certification by the Collateral and Intercreditor Agent of compliance with each of the applicable provisions of this Section 7.1, and any such Noteholder Claim, Senior Lender Claim, Working Capital Lender Claim and Trade Creditor Claim shall cease to be considered a Secured Obligation if any Modification is made without compliance with each of the applicable provisions of this Section 7; provided that the Noteholder Claims Incurred on the date hereof pursuant to the Indenture shall be deemed a Secured Obligation.

7.2  Addition of Grantors. If a Subsidiary of the Company is required to become a party to this Agreement under any Secured Creditor Document or any Collateral Document, or otherwise becomes a Grantor, the Company shall:

(a)  cause such Subsidiary of the Company required to become a party to this Agreement pursuant to Section 9.3 or that becomes a Grantor pursuant to any of Sections 9.11 through 9.14 that is not a party to this Agreement, to execute and deliver an Accession Agreement substantially in the form of Exhibit A-2 hereto and Power of Attorney substantially in the form of Exhibit B-2 hereto (each with blanks appropriately completed);

(b)  deliver to the Collateral and Intercreditor Agent in accordance with Section 11.19 hereof an Officers’ Certificate and Opinion of Counsel relating to the foregoing, together with an Opinion of Collateral Counsel with respect to each Collateral Document entered into by such Subsidiary;

(c)  execute and deliver and cause such Subsidiary to execute and deliver such other agreements, instruments or other documents (including, without limitation, any Collateral Document) as shall be necessary to effect the addition of such Subsidiary as a Grantor hereunder, or as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) shall otherwise reasonably request; and

(d)  cause copies of such Accession Agreement and all other such documents delivered pursuant to this Section 7.2 to be delivered to each of the Creditor Representatives at such time a Secured Party hereunder.

7.3  Subsequent Parties Bound. Each Person executing and delivering an Accession Agreement shall, upon compliance with the provisions and satisfaction of all of the conditions of Section 7.1 or 7.2 (as the case may be), become a party to this Agreement and, by its delivery of such Accession Agreement, shall bind itself and, in the case of an Addition or Modification delivered by a Creditor Representative, shall bind each other Secured Party for which it serves as Creditor Representative. Any action taken hereunder by the Collateral and Intercreditor Agent, and any amendments or waivers by any of the parties hereto in respect of this Agreement or any of the matters contemplated hereby, entered into prior to the addition of any Person becoming a party hereto pursuant to this Section 7 shall bind such Person, and each such Person by its delivery of an executed Accession Agreement ratifies and agrees to be bound by each such prior action.

7.4  Removal of Secured Obligations. Upon the payment in full of all Secured Obligations under any Secured Creditor Documents, and delivery to the Collateral and Intercreditor Agent by the Creditor Representative thereunder or by the Company (and confirmed by such Creditor Representative) of a certification of such payment in full (which such Creditor Representative shall provide reasonably promptly upon receipt by the Secured Parties thereunder of such payment), this Agreement shall terminate with respect to each Secured Party in respect of such Obligations, and the Liens on the Collateral securing such Obligations shall be released from securing such Obligations; provided that the provisions of this Section 7.4 and Sections 2.3(c), 5.1, 11.2, 11.8, 11.9, 11.10 and 11.14 hereof shall survive any such termination.

7.5  Substitution of Stock Pledge Agreements. The Collateral and Intercreditor Agent shall execute a release agreement substantially in form of Exhibit E-1 hereto (and any other customary documents) with respect to any Stock Pledge Agreement pursuant to which a Lien has been created in the Mexican Pledged Stock of any Real Property Grantor in accordance with Section 9.13 hereof, and return any such Mexican Pledged Stock in its possession, on any date at which the following conditions are satisfied with respect to any such Stock Pledge Agreement:

(a)  The Collateral and Intercreditor Agent has neither received written notice nor has actual knowledge that any Default or Collateral Event of Default has occurred and is continuing;

(b)  the Company has delivered to the Collateral and Intercreditor Agent an Officer’s Certificate dated as of such date certifying that:

(i)  a first priority Lien (subject to Collateral Permitted Liens) in favor of the Collateral and Intercreditor Agent has been created and perfected in accordance with Section 9.12 of this Agreement on Real Property owned by such Real Property Grantor as of the Issue Date, representing at least 80% of the Issue Date Real Property Book Value of such Real Property Grantor, and each other applicable provision of Section 9.12 has been complied with,

(ii)  true and correct copies of each Mortgage Agreement (including evidence of due registration with the applicable Registry of Property) and an Opinion of Collateral Counsel in respect of the Liens created thereby are attached to such certificate,

(iii)  a true and correct list specifying the Real Property of such Real Property Grantor subject to such Mortgage Agreements and the book value thereof as of March 31, 2004 is attached to such certificate,

(iv)  no event or circumstance has occurred that would result in an impairment (as determined in accordance with Mexican GAAP) to the book value of such Real Property since March 31, 2004 (or in the event that such event or circumstance has occurred, the certification set forth in clause (i) would continue to be true and correct after giving pro forma effect to such impairment as of March 31, 2004); provided that if any Net Cash Proceeds are deposited in the Proceeds Account as a result of such impairment, the amount of such Net Cash Proceeds shall be included in the book value of such Real Property;

(v)  no Default or Collateral Event of Default has occurred and is continuing; and

(c)  the Company has provided such other documentation related to this Section 7.5 to the Collateral and Intercreditor Agent as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) has reasonably requested.

7.6  Subdivision of Unrelated Real Property. The Collateral and Intercreditor Agent shall execute one or more release agreements substantially in the form of Exhibit E hereto with respect to any Mortgage Agreement containing the provisions set forth in such form relating to the Unrelated Real Property, on any date at which the following conditions are satisfied:

(a)  the Company and the relevant Grantor have delivered to the Collateral and Intercreditor Agent an Officers’ Certificate dated as of such date certifying that:

(i)  giving effect to the subdivision and removal of the Unrelated Real Property subject to such Mortgage Agreement, and the creation of the related easements and rights of way on the remaining related Real Property, in each case as described in Schedule 8.9 hereto, the Lien created under each Mortgage Agreement relating to the affected Real Property (other than in respect of such Unrelated Real Property and such easements and rights of way) remains and will at all times remain in full force and effect and constitutes a valid and perfected first-priority Lien (subject to Permitted Collateral Liens) in favor of the Collateral and Intercreditor Agent as security for the Secured Obligations; and

(ii)  true and correct copies of each such Mortgage Agreement and Opinion of Collateral Counsel are attached to such certificate;

(b)  the Company has delivered to the Collateral and Intercreditor Agent an Opinion of Collateral Counsel, dated as of such date, with respect to each such Mortgage Agreement and opining as to the matters set forth in clause (a)(i) above; and

(c)  the Company and the relevant Grantor have provided such other documentation related to this Section 7.6 as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) may reasonably request.

Section 8.    Representations and Warranties of the Grantors. Each of the Grantors represents and warrants to the Collateral and Intercreditor Agent, the Creditor Representatives and the Secured Parties that, as of the date hereof:

8.1  Organization; Power and Authority. Each Grantor (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect, (d) has full power, authority and legal right to execute, deliver and perform this Agreement and the other Collateral Documents to which it is a party and (e) is in material compliance with all applicable laws and regulations, except for such failures that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

8.2  Due Authorization, Legality, Etc. The execution, delivery and performance by each Grantor of this Agreement and the other Collateral Documents to which it is a party and all other documents and instruments to be executed and delivered hereunder or thereunder by such Grantor have been duly authorized by all necessary corporate action, and do not and will not contravene, violate or constitute a default under (a) the estatutos sociales of any Grantor, (b) any applicable law, decree, rule, regulation, judgment, award, injunction or similar legal restriction, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (c) any agreement or instrument or contractual restriction binding on or affecting any Grantor or any Property of any Grantor, (including any of the foregoing that relate to rights in Intellectual Property), except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and do not and will not result in the imposition of any Lien on any Property of any Grantor, except for Liens created pursuant to the Collateral Documents.

8.3  No Additional Authorization Required. No license, consent, authorization or approval or other action by, or notice to or registration or filing with, any Governmental Authority (except as set forth herein), and no other third-party consent or approval is necessary, for the execution, delivery and performance by each Grantor of this Agreement or other Collateral Documents to which it is a party or for the legality, validity or enforceability of this Agreement or such other Collateral Documents, except (i) for a financing statement to be filed in the State of Delaware in connection with the perfection of Liens granted by Vitro Packaging, which will be made promptly after execution of this Agreement, (ii) with respect to any Collateral located in Mexico as otherwise set forth herein, which actions shall be promptly taken after execution of this Agreement, and (iii) the right of first offer to which the other shareholders of Comegua are entitled pursuant to Comegua’s estatutos sociales.

8.4  Legal Effect. Each of this Agreement and the other Collateral Documents to which any Grantor is a party has been duly executed and delivered and is the legal, valid and binding obligation of each such Grantor, enforceable against each such Grantor in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) as may be limited by equitable principles of general applicability.

8.5  Legal Form. Each of this Agreement and the other Collateral Documents to which any Mexican Grantor is a party is in proper legal form under the law of Mexico for the enforcement thereof against each such Mexican Grantor under such law, and if this Agreement and each other Collateral Document (if not stated to be governed by Mexican law) were stated to be governed by such law, it would constitute a legal, valid and binding obligation of each such Grantor under such law, enforceable in accordance with its terms, except as described in Schedule 8.5 hereto. All formalities required in Mexico for the validity and enforceability of each of this Agreement and the other Mexican Collateral Documents executed on the date hereof have been accomplished (other than the filing for registration and receipt of the acknowledgment of the filing for registration of each mortgage with the relevant Public Registry of Property and each Non-Possessory Pledge Agreement with the relevant Public Registry of Commerce) and (except for registration fees and local taxes of the State of Jalisco, Mexico) no taxes are required to be paid and (except as set forth in the Indenture) no notarization is required for the validity and enforceability hereof or thereof, provided that, in the event any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings needs to be prepared by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

8.6  Solvency. Each Grantor is Solvent.

8.7  Foreign Exchange Regulations. There are no foreign exchange controls or other similar legal restrictions in effect in Mexico that would affect the ability of any Grantor to make any payment under this Agreement and the other Collateral Documents to which it is a party, or that would restrict the ability of any Grantor to convert Pesos into Dollars (or other foreign currencies) for subsequent payment thereunder.

8.8  Intellectual Property. (a) Each Grantor is the sole and exclusive owner of the entire right, title, and interest in and to, or has the valid right to use, all the Patents, Trademarks, and Copyrights and other Intellectual Property owned or held by it or used by it in the conduct of its business. The execution, delivery and performance by such Grantor of each of this Agreement and the other Collateral Documents, the use of such Intellectual Property and the conduct of such Grantor’s business and the consummation of the transactions contemplated herein and in the other Collateral Documents does not, other than with respect to any foreclosure or other sale or transfer of such components of machinery and equipment owned by each Grantor as are set forth opposite such Grantor’s name in Schedule 8.8 hereto, infringe upon or otherwise violate any Intellectual Property right owned or controlled by a third party, and no claim had been made that any Intellectual Property owned or used by any Grantor (or any of its respective licensees) violates the rights of any third party. No holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of or any Grantor’s rights to own or use, any such Intellectual Property and no such action or proceeding is pending or, to the best of any Grantor’s knowledge, threatened.

8.9  Ownership of Property; Liens. Each Grantor represents that, (a)  (i) other than with respect to any foreclosure or other sale of any components of machinery and equipment owned by each Grantor, as are set forth opposite such Grantor’s name in Schedule 8.8 hereto, it has, and at all relevant times has had, full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral and the Collateral Assets, in the manner and form done in the Collateral Documents, or intended to be done, the Company owns 99.9% of the Common Stock of each Mexican Grantor Subsidiary,

(ii)  CTV owns 49.7% of the Capital Stock of Comegua,

(iii)  the Company owns 100% of the Capital Stock of CTV,

(iv)  each Real Property Grantor has good and marketable title to each piece of Real Property listed under such Grantor’s name in Schedule 8.9 hereto,

in the case of (ii) through (iv), free and clear of all Liens, except Collateral Permitted Liens.

(b)  The Lien of the Collateral and Intercreditor Agent in the Collateral constitutes, or will constitute when created in accordance with the terms of this Agreement or the applicable Collateral Document, a valid and first priority Lien (subject to Collateral Permitted Liens) and is not subject to any restriction on transfer, option or claim (other than any Collateral Permitted Liens), in each case except to the extent expressly permitted by the provisions of this Agreement and each of the Secured Creditor Documents.

(c)  Schedule 8.9 sets forth (i) a true and correct list of the Real Property Grantors together with the Issue Date Real Property Book Value for each such Real Property Grantor, and (ii) opposite the name of the relevant Grantor owning such Real Property, a map setting forth a true and correct depiction of the portions of six existing plots of Real Property contemplated to be subdivided and released from any Lien of the Collateral and Intercreditor Agent pursuant to Section 7.6 hereof (collectively, the “Unrelated Real Property”) and a true and correct description (other than with respect to Álcali, the easement for the highway specified in Schedule 8.9, for which a general description is provided) of the easements and rights of way contemplated to be created on the remaining portions of the Real Properties from which the Unrelated Real Property is to be subdivided and released.

(d)  None of the Collateral Permitted Liens in respect of the Collateral and Collateral Assets mentioned under clause (a) above and the release of the Unrelated Real Property and creation of the easements and rights of way mentioned under clause (c) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.10  Ownership of Capital Stock of Vitro Packaging. (i) The Company has acquired all of the shares of Capital Stock of Vitro Packaging, and Vitro Packaging has become a Subsidiary of the Company pursuant to the terms of the Vitro Packaging Merger Agreement.

(ii)  The execution, delivery and performance of the Vitro Packaging Merger Agreement does not and will not conflict with, or result in a breach or violation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, (a) the estatutos sociales or comparable constituting documents of Vitro Packaging, the Company or any of its Subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (other than the Collateral Documents) to which Vitro Packaging, the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Vitro Packaging, the Company or any of its Subsidiaries or any of its or their properties.

8.11  Ownership of Capital Stock of Comegua. (i) The Company has acquired (directly or through one of its Subsidiaries) 2376 shares of Capital Stock representing 49.7% of the Capital Stock of Comegua, and Comegua has become a Subsidiary of the Company pursuant to the terms of the Comegua Share Purchase Agreement.

(ii)  The execution, delivery and performance of the Comegua Share Purchase Agreement does not and will not conflict with, or result in a breach or violation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, (a) the estatutos sociales or comparable constituting documents of Comegua, the Company or any of their Subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (other than the Collateral Documents) to which Comegua, the Company or any of their Subsidiaries is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Comegua, the Company or any of their Subsidiaries or any of its or their properties.

8.12  Historical Monthly Average. Schedule 8.12 hereto sets forth the Historical Monthly Average.

Section 9.    Covenants of the Grantors.

9.1  Records; Information. (a)  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral, or prior to the delivery of the Interest Rate Adjustment Certificate, the Collateral Assets owned by it, as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, or prior to the delivery of the Interest Rate Adjustment Certificate, the Collateral Assets and, at such time or times as the Collateral and Intercreditor Agent

(acting at its own discretion or upon the instruction of any Voting Creditor Representative) may reasonably request, permit authorized representatives of the Collateral and Intercreditor Agent (i) to inspect all records and documents relating to the properties of such Grantor constituting Collateral, or prior to the delivery of the Interest Rate Adjustment Certificate, the Collateral Assets in the possession of any federal, state or municipal authorities and shall sign or cause to be signed any documents reasonably required for this purpose, and (ii) to visit and inspect the properties of any Grantor constituting Collateral, or prior to the delivery of the Interest Rate Adjustment Certificate, the Collateral Assets and any or all books, records and documents in the possession of any such Grantor relating to the Collateral, or prior to the delivery of the Interest Rate Adjustment Certificate, the Collateral Assets and to take extracts therefrom and to visit and inspect the Collateral, or prior to the delivery of the Interest Rate Adjustment Certificate, the Collateral Assets and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral, or prior to the delivery of the Interest Rate Adjustment Certificate, the Collateral Assets all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested. For the avoidance of doubt, all documents or other information (including summaries or extracts prepared therefrom) to which the Collateral and Intercreditor Agent shall have been given access to pursuant to this Section 9.1(a) shall be subject to the provisions of Section 2.3(c).

(b)  The Company agrees that, promptly upon the acquisition by it or any Grantor or other Subsidiary of the Company of any assets or property which would, but for the acquisition of such assets or property pursuant to Indebtedness secured by a Purchase Money Lien as permitted under Section 3.6 of the Indenture and the corresponding provisions of the other Voting Creditor Documents, constitute and be part of the Collateral, the Company shall provide to the Collateral and Intercreditor Agent an Officers’ Certificate certifying as to and containing (i) a detailed description of such assets or property (including, without limitation, purchase price, book value, location, serial number, description and such other information as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) shall reasonably require), (ii) a list setting forth such information with respect to all assets or property of the Company and its Subsidiaries (whether or not of similar type) that is at such date similarly intended to be excluded from the Collateral pursuant to such exception, (iii) a representation that the aggregate purchase price of all such assets or property together with all Capitalized Lease Obligations (as defined in the Indenture and the corresponding provisions of the other Voting Creditor Documents) of any Grantor or other Subsidiary of the Company then outstanding, in each case not otherwise permitted to be purchased or incurred under the Indenture and the corresponding provisions of the other Voting Creditor Documents, do not exceed $50 million (or, if applicable, such lesser permitted threshold under the Voting Creditor Documents) at any one time and that all such assets or property constitutes equipment eligible to be acquired free of the Lien of the Collateral Documents pursuant to such section of the Indenture and the corresponding provisions of the other Voting Creditor Documents.

9.2  Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral, or prior to the delivery of the Interest Rate Adjustment Certificate, the Collateral Assets against all Persons and to defend the Liens of the Collateral and Intercreditor Agent in the Collateral and the priority thereof against any Lien not expressly permitted by each of the Voting Creditor Documents.

9.3  Assets Owned or Acquired by Non-Grantor Subsidiaries. The Company covenants and agrees that, in the event that at any time after the date hereof the Company or any of its Subsidiaries that is not at such time a Grantor shall acquire (whether by assignment, merger or otherwise) any assets (a) constituting Collateral or Replacement Collateral or (b) (i) which would, consistent with the customary practices of the Company and its Subsidiaries prior to the Issue Date, have been acquired by a Grantor, and (ii) which would at the time of acquisition have constituted Collateral under any Collateral Document had it been acquired by a Grantor (including, without limitation, inventory, equipment and receivables), the Company shall, on or prior to the date such Subsidiary acquires such assets, (A) notify the Collateral and Intercreditor Agent and each Creditor Representative in writing of such fact, (B) take any action and cause such Subsidiary to take any action necessary to cause such assets, as of the date of such acquisition and thereafter, to constitute part of the Collateral and to be subject to a perfected first-priority Lien (subject to Collateral Permitted Liens (other than under clause (6) of the definition thereof)) as security for the Secured Obligations; provided that any agreement entered into in connection therewith under which a Lien is created, shall contain substantially similar terms, covenants and representations, as those required to be executed by a Grantor pledging similar assets, and shall include a Comision Mercantil, if applicable, with respect to any bank or investment account, and (C) cause such Subsidiary to enter into an Accession Agreement pursuant to Section 7.2 hereof and to comply in all respects with the provisions set forth in this Agreement (including, without limitation, by entering into such other Collateral Documents as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) may reasonably request in connection with the foregoing); provided that in no event shall any Subsidiary be required to guarantee the Secured Obligations solely due to its ownership of Capital Stock of Comegua. Notwithstanding the foregoing, the provisions of this Section 9.3 shall not apply to any Subsidiary of the Company (x) incorporated in any jurisdiction other than the United States or Mexico, to the extent any assets described in clause (b) above are used in the business of such Subsidiary outside of the United States and Mexico, (y) solely as a result of such Subsidiary selling or distributing products in the United States as permitted under Section 9.16 or (z) solely as a result of such Subsidiary purchasing inventory or goods that are part of the Collateral in the ordinary course of its business.

9.4  Further Assurances. (a)  Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be required under applicable law as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) may from time to time reasonably request to better assure, preserve, protect, perfect and enforce the Liens in the Collateral and the rights and remedies created hereby and by the Collateral Documents, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the other Collateral Documents, the granting of the Liens in the Collateral and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any Governmental Authority in any jurisdiction in which any of the Collateral is located or any political subdivision thereof (including a municipality) shall levy, assess or charge any tax, imposition or assessment upon the Collateral Documents relating to the obligations or the interest of the Collateral and Intercreditor Agent in any of the Collateral (other than income, franchise or similar taxes imposed on the Collateral and Intercreditor Agent or on any Secured Party), the Company or the relevant Grantor shall pay all such taxes, assessments and impositions to, for or on account of the Collateral and Intercreditor Agent when due and payable and shall furnish promptly to the Collateral and Intercreditor Agent proof of such payment. Notwithstanding the foregoing, the Company or the relevant Grantor may contest such amount paid or payable in accordance with the procedures set forth in Section 9.6.

(b)  If, subsequent to the date hereof, any Grantor shall acquire (whether by assignment, merger, acquisition of Replacement Collateral, receipt of non-cash consideration pursuant to any Collateral Asset Sale or otherwise) any Collateral or any asset required to be or to become part of the Collateral pursuant to the terms hereof or the terms of any Secured Creditor Document, such Grantor shall, at its own expense, (x) in the event that such asset shall not automatically be included in the Collateral pursuant to the terms of an existing Collateral Document or (y) with respect to any or all of the following, as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) shall reasonably request:

(i)  as of the date of such acquisition, execute, acknowledge and deliver to the Collateral and Intercreditor Agent such valid and binding Collateral Document or Collateral

Documents, in form and substance reasonably satisfactory to the Collateral and Intercreditor Agent (as determined by the Collateral and Intercreditor Agent in its own discretion or in consultation with any one or more Voting Creditor Representatives), as shall create a first-priority Lien (subject to the Collateral Permitted Liens, other than under clause (6) of the definition thereof) in such asset in favor of the Collateral and Intercreditor Agent hereunder as security for the Secured Obligations;

(ii)  as of the date of such acquisition, or as soon as practicable thereafter, cause any filing, registration or other act to be taken in order to perfect such Lien, and provide evidence thereof to the Collateral and Intercreditor Agent;

(iii)  upon completion of the actions undertaken pursuant to clauses (i) and (ii) above, deliver an Opinion of Collateral Counsel with respect to the relevant Collateral Documents and the Liens created thereby; and

(iv)  deliver such other documentation related to the provisions of this Section 9.4(b) as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) may reasonably request.

9.5  Recording and Opinions. (a) The Company shall furnish to each Voting Creditor Representative and the Collateral and Intercreditor Agent upon the request of the Collateral and Intercreditor Agent (acting at its own discretion or upon request of any Voting Creditor Representative), but in no event more than once annually, an Opinion or Opinions of Counsel, dated as of a date not later than 30 days from the date of such request, each stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) the Secured Creditor Documents, (y) the Collateral Documents, and (z) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the enforceability, perfection and priority of the Lien of each such Collateral Document and reciting the details of such action (or referring to prior Opinions of Counsel in which such details are given), and stating that all financing statements, continuation statements, or other instruments of further assurances have been executed and filed that are necessary to preserve and protect the rights of the Secured Parties and the Collateral and Intercreditor Agent hereunder and under the Collateral Documents, or stating that, in the opinion of such counsel, no action is necessary to maintain such Liens.

(b)  The Company shall pay all applicable recording taxes, fees, charges, cost and expenses required for the recording of the Collateral Documents as promptly as possible after they become due.

9.6  Taxes; Encumbrances. (a)   Unless contested in accordance with the provisions of subsection (b) below, each Grantor shall pay and discharge, from time to time when the same shall become due, all material taxes, special assessments, levies, permits, inspection and license fees, all material utility charges, including water and sewer rents and charges, and all other material public charges, imposed upon or assessed against the Collateral or Collateral Assets or any part thereof or upon the revenues, rents, issues, income and profits of the Collateral or Collateral Assets or any part thereof, including, without limitation, those arising in respect of the occupancy, use or possession thereof, and shall maintain in full force and effect and comply with the requirements of all material permits (including, without limitation, building ordinances and codes and zoning requirements to operate or use and occupy any Collateral or Collateral Asset for its intended uses or that otherwise relate to the Collateral or any Collateral Asset) now or hereafter required by any Governmental Authority. Unless contested in accordance with the provisions of subsection (b) below, at its option, the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) may discharge such past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to each of the Voting Creditor Documents, to the extent any Grantor fails to do so as required by this Agreement or any other Collateral Document, and each Grantor jointly and severally agrees to reimburse the Collateral and Intercreditor Agent on demand for any payment made or any expense incurred by the Collateral and Intercreditor Agent pursuant to the foregoing authorization; provided that nothing in this Section 9.6 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral and Intercreditor Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Collateral Documents or any Voting Creditor Documents.

(b)  Each Grantor may at its own expense contest the amount or applicability of any of the obligations described in subsection (a) above by appropriate legal proceedings, prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Collateral or any Collateral Asset or any part thereof to satisfy the same; provided, however, that in connection with such contest, such Grantor shall have made provision for the payment of such contested amount on its books if and to the extent required by GAAP; provided further, that no such contest shall have a Material Adverse Effect.

9.7  Continuing Obligations of the Grantors; Compliance with Law. (a)  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral and the Collateral Assets, all in accordance with the terms and conditions thereof.

(b)  Except as would not be reasonably likely to result in a Material Adverse Effect, each Grantor shall be at all times in compliance with all applicable environmental laws and shall ensure that the condition of all property forming part of the Collateral and the Collateral Assets is in compliance with applicable environmental laws.

9.8  Use and Disposition of Collateral. (a)  None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of any Collateral or Collateral Assets or shall grant any other Lien in respect of the Collateral or Collateral Assets or enter into any arrangement providing for a restriction on transfer of or option or claim with respect to any Collateral or Collateral Assets, except that granted under the Collateral Documents and as expressly permitted by each of the Secured Creditor Documents. None of the Grantors shall make or permit to be made any transfer of the Collateral or Collateral Assets and each Grantor shall remain at all times in possession of the Collateral or Collateral Assets owned by it, except that (x) inventory may be sold, kept in transit or in another location for repairs, in each case in the ordinary course of business and (y) subject to the terms and conditions of the Secured Creditor Documents and the Collateral Documents, and unless a Collateral Event of Default has occurred and is continuing and the Collateral and Intercreditor Agent has given notice or taken action in accordance with the terms of this Agreement and the other Collateral Documents, each Grantor may (i) receive all cash dividends, interest and other payments made upon or in respect of the Pledged Stock (if any) and exercise any voting and other rights in respect thereof (other than as contemplated by the Mexican Stock Pledges, if and when executed), (ii) generally remain in possession of and retain exclusive control over the Collateral (other than any amounts that are the proceeds of a Collateral Asset Sale or an Event of Loss relating to the Collateral), (iii) freely operate the Collateral, to replace machinery and equipment and to sell or otherwise dispose of inventory and other Collateral (including, with respect to cash constituting Collateral by virtue of being proceeds under a Collateral Document (other than the Net Cash Proceeds from a Collateral Asset Sale or an Event of Loss) to pay dividends or make investments or loans), and (iv) collect, invest and dispose of any income in respect of any Collateral, in each case in the ordinary course of business.

(b)  Each Grantor shall, at all times, make or cause to be made such expenditures by means of renewals, replacements, repairs, maintenance or otherwise take such action as shall be necessary to maintain, preserve and keep all of its Real Property and machinery and equipment comprising Collateral or Collateral Assets in good working order, condition and repair (ordinary wear and tear excepted), in a state of good operating efficiency, and shall not commit any waste on or with respect to any such Collateral or Collateral Asset that has the effect of reducing materially the value of such Collateral or Collateral Asset or any other Collateral or Collateral Asset.

9.9  Insurance. (a)  Each Grantor shall at all times maintain insurance covering physical loss or damage to the Collateral and the Collateral Assets as is consistent with its recent past practices prior to the Issue Date and (other than Grantors organized under the laws of Mexico who shall be obligated to enter into a power of attorney in the form of Exhibit B hereto in accordance with Section 9.9(h) hereof) irrevocably makes, constitutes and appoints the Collateral and Intercreditor Agent as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of a Collateral Event of Default, of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

(b)  Notwithstanding anything contained in this Section 9.9, each Grantor shall take and maintain all such other insurance policies as may be required from time to time by any applicable statute, regulation, decree or court order.

(c)  Within 30 days from the date hereof, the interest of the Collateral and Intercreditor Agent under this Agreement and as mortgagee and secured creditor in the Collateral under the Collateral Documents shall be noted as loss payee upon all property policies taken out by any Grantor relating to the Collateral, and each Grantor shall obtain a copy of or a certificate of such policies with the Collateral and Intercreditor Agent named as loss payee thereunder, and take any action and execute and deliver any documents necessary for such appointment to be effective under Mexican law.

(d)  Each Grantor shall pay punctually all premiums payable for all insurance taken out and maintained by it in respect of the Collateral or Collateral Assets and shall promptly deliver to the Collateral and Intercreditor Agent copies of all certificates and policies of insurance taken out by it, certified by the insurer or its authorized representative in each case. The Company shall also provide evidence (which may include cover notes or binders) of every renewal or replacement of a policy at least ten days prior to its expiration date. If any policy is materially and adversely amended the Company shall promptly provide the Collateral and Intercreditor Agent with a certified copy of such amendment.

(e)  The Collateral and Intercreditor Agent makes no representation or warranty as to the sufficiency or adequacy of the insurance coverage required to be maintained pursuant to this Section 9.9. The Collateral and Intercreditor Agent shall have no obligation to verify any information or statement contained in any certificate or policy delivered to it.

(f)  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral and Intercreditor Agent may (but shall not be obligated to), without waiving or releasing any obligation or liability of the Grantors hereunder or any Collateral Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral and Intercreditor Agent (as determined by the Collateral and Intercreditor Agent in its own discretion or in consultation with any one or more Voting Creditor Representatives) deems advisable. All sums disbursed by the Collateral and Intercreditor Agent in connection with this Section 9.9, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral and Intercreditor Agent and shall be additional Secured Obligations secured hereby.

(g)  All proceeds of any such policy and any such award if in respect to the Collateral shall be paid to the Collateral and Intercreditor Agent for the benefit of the Secured Parties pursuant to Section 4.3 hereof or as otherwise required under the Voting Creditor Documents. If any Other Secured Party (or its Creditor Representative) shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Collateral and Intercreditor Agent in accordance with the terms of Section 5.1.

(h)  Each Mexican Grantor agrees promptly after the date hereof to execute a special power of attorney substantially in the form of Exhibit B hereto and to deliver the same to the Collateral and Intercreditor Agent, together with a copy of the resolutions of its Board of Directors authorizing the execution of such power of attorney.

9.10  Intellectual Property. (a)  Each Grantor agrees that it shall not use or consent to the use of any of the Collateral in a manner constituting a material violation of any third party Intellectual Property rights. To the extent the use of any Collateral by a Grantor depends on a Grantor maintaining rights under a license agreement with a third party, such Grantor shall take commercially reasonable efforts to maintain its rights under such license agreement (including by paying any royalty payments due under any such license agreement) and shall promptly notify the Collateral and Intercreditor Agent if it ceases to have rights under any such license agreement.

(b)  For the purpose of enabling the Collateral and Intercreditor Agent to exercise rights and remedies under this Agreement or any other Collateral Document at such time as the Collateral and Intercreditor Agent shall be lawfully entitled to exercise such rights and remedies, but solely to the extent that each Grantor owns and/or has the authority to grant such rights, each Grantor hereby grants to the Collateral and Intercreditor Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Person); provided that, with respect to any Intellectual Property owned by a third party, such license may be exercisable upon the payment of a reasonable royalty to such third party, to the extent such royalty is agreed to by the Collateral and Intercreditor Agent (as determined by the Collateral and Intercreditor Agent in its own discretion or in consultation with any one or more Voting Creditor Representatives)), to the fullest extent permitted by applicable law, to use, license or sub-license any Intellectual Property incorporated in or relating to any Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral and Intercreditor Agent shall be exercised, at the option of the Collateral and Intercreditor Agent, upon the occurrence and during the continuation of a Collateral Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral and Intercreditor Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of a Collateral Event of Default. If and to the extent that the consent of a third-party is necessary to permit a Grantor to grant any such license respecting any particular third-party Intellectual Property, then such Grantor shall, at its sole cost and expense, use its reasonable best efforts to obtain such consent from the relevant third party. If a Grantor has complied with the foregoing but is unable to obtain such consent, then the Grantor shall have no further obligations hereunder with respect to the granting of a license for such third-party Intellectual Property.

9.11  Perfection of Non-Possessory Pledge Agreements. Each Grantor that is at any time party to a Non-Possessory Pledge Agreement shall:

(a)  use its reasonable best efforts to perfect a first-priority Lien (subject to Collateral Permitted Liens) in favor of the Collateral and Intercreditor Agreement in the Collateral subject to each such Non-Possessory Pledge Agreement;

(b)  as promptly as practicable after entry into each such Non-Possessory Pledge Agreement, register and cause to be registered each such Non-Possessory Pledge Agreement with the applicable Public Registry of Commerce;

(c)  once obtained, promptly provide to the Collateral and Intercreditor Agent evidence of the registration of such Non-Possessory Pledge Agreement with the applicable Public Registry of Commerce;

(d)  deliver to the Collateral and Intercreditor Agent, as of the date that is 150 days after the Issue Date, an Opinion of Collateral Counsel with respect to the perfection and due registration of all Liens under the Non-Possessory Pledge Agreements that have theretofore been perfected and registered; and

(e)  once obtained, promptly provide such other documentation related to this Section 9.11 as the Collateral and Intercreditor Agent (as determined by the Collateral and Intercreditor Agent in its own discretion or in consultation with any one or more Voting Creditor Representatives) may reasonably request.

9.12  Creation and Perfection of Mortgage Agreements. At any time prior to the delivery by the Collateral and Intercreditor Agent to the Indenture Trustee of the Interest Adjustment Certificate in accordance with Section 6 hereof, each Real Property Grantor shall:

(a) use its reasonable best efforts to perfect a first-priority Lien (subject to Collateral Permitted Liens) in favor of the Collateral and Intercreditor Agent in the Real Property owned by such Real Property Grantor on the Issue Date;

(b) with respect to any Real Property that does not constitute Collateral on the Issue Date (excluding, with respect to clauses (i) through (iv) below, beginning on the date 121 days after the Issue Date, any Real Property owned by a Real Property Grantor the Common Stock of which is subject to a Stock Pledge Agreement in accordance with Section 9.13 hereof):

(i)  use its reasonable best efforts to promptly file and renew, as appropriate, with all appropriate jurisdictions, and to keep in full force and effect preventive notices (avisos preventivos) in the applicable Public Registry of Property in respect of such Real Property;

(ii)  not Incur any Liens of any kind against or upon any of such Real Property (except for Collateral Permitted Liens (other than pursuant to clause (6) thereunder));

(iii)  use its reasonable best efforts to avoid any action that would result in any impairment (as determined in accordance with Mexican GAAP) to the book value of such Real Property as compared to the book value thereof as of March 31, 2004;

(iv)  use its reasonable best efforts to execute and deliver to the Collateral and Intercreditor Agent one or more Mortgage Agreements substantially in the form of Exhibit F with respect to such Real Property pursuant to which a first-priority Lien (subject to Collateral Permitted Liens) is created in such Real Property;

(v)  as promptly as practicable after entry into each such Mortgage Agreement, duly register or cause to be duly registered such Mortgage Agreement with the applicable Public Registry of Property;

(vi)  once obtained, promptly provide to the Collateral and Intercreditor Agent evidence of the due registration of such Mortgage Agreement with the applicable Public Registry of Property;

(vii)  deliver to the Collateral and Intercreditor Agent, as of the later of (x) the date that is 150 days after the Issue Date and (y) the date the Lien created by such Mortgage is perfected, an Opinion of Collateral Counsel with respect to such Mortgage Agreement and the security interest created thereby; and

(viii)  deliver such other documentation related to the provisions of this Section 9.12 as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) may reasonably request.

9.13  Mexican Stock Pledge Agreements.

(a)  With respect to any Real Property Grantor that, as of the date that is 121 days after the Issue Date, has not created and perfected Mortgage Agreements in accordance with Section 9.12 with respect to Real Property owned by such Real Property Grantor as of the Issue Date, representing at least 80% of the Issue Date Real Property Book Value of such Real Property Grantor, the Company shall, during the period prior to the delivery by the Collateral and Intercreditor Agent to the Indenture Trustee of the Interest Adjustment Certificate in accordance with Section 6 hereof:

(i)  use its reasonable best efforts to create and perfect a first-priority Lien in favor of the Collateral and Intercreditor Agent in at least 99.9% of the Capital Stock of such Grantor (such Capital Stock with respect to any Real Property Grantor, the “Mexican Pledged Stock”) by executing and delivering (or, to the extent the Company does not own such Mexican Pledged Stock, by causing any of its Subsidiaries that owns such Mexican Pledged Stock to become, to the extent not at such time a Grantor hereunder, a Grantor under this Agreement in accordance with Section 7.2 hereof and to execute and deliver) to the Collateral and Intercreditor Agent a Stock Pledge Agreement substantially in the form of Exhibit G-1 hereto with respect to such Mexican Pledged Stock, together with the certificates representing the subject Mexican Pledged Stock endorsed in guaranty (endoso en garantía) to the Collateral and Intercreditor Agent and evidence of registration of the pledge of such Common Stock in the stock registry book of such Real Property Grantor;

(ii)  use its reasonable best efforts to file for registration each such Stock Pledge Agreement with the applicable public registry, evidence of which shall promptly be provided to the Collateral and Intercreditor Agent;

(iii)  cause such Real Property Grantor, simultaneously with the entry into and delivery of such Stock Pledge Agreement, to adopt the amendments to its estatutos sociales (by-laws) substantially in the form set forth in Exhibit I hereto, and to provide a notarized copy of such amended by-laws to the Collateral and Intercreditor Agent;

(iv)  deliver to the Collateral and Intercreditor Agent, as of the date the Lien created by such Stock Pledge Agreement is perfected, an Opinion or Opinions of Collateral Counsel in Mexico and, as of the date any certificates representing the Mexican Pledged Stock are delivered to the Collateral and Intercreditor Agent in the State of New York, in the United

States, in the latter case to be substantially in the form of Exhibit H-3 hereto, dated as of such date with respect to such Stock Pledge Agreement and the security interest created thereby, and an Opinion of Counsel with respect to the valid adoption and full force and effect of such amendments to such Grantor’s by-laws; and

(v)  deliver such other documentation related to the provisions of this Section 9.13(a) as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) may reasonably request.

(b)  Any such Stock Pledge Agreement shall remain in full force and effect subject to termination upon compliance with the provisions of Section 7.5 hereof. The Company shall be entitled, at any time and from time to time, to cause (and the Collateral and Intercreditor Agent shall exercise any voting rights it may have with respect to such Real Property Grantor’s Common Stock to cause) any Real Property owned by a Real Property Grantor, the Common Stock of which is Mexican Pledged Stock pledged pursuant to a Stock Pledge Agreement in accordance with Section 9.13(a) hereof, to become part of the Collateral by entering into and delivering to the Collateral and Intercreditor Agent one or more Mortgage Agreements substantially in the form of Exhibit F with respect to such Real Property pursuant to which a first-priority lien (subject to Collateral Permitted Liens), is created in favor of the Collateral and Intercreditor Agent in such Real Property and complying with the provisions of Section 9.12(b)(v) through (viii) with respect thereto.

9.14  Comegua Stock Pledge Agreement. The Company and CTV agree that, prior to the delivery by the Collateral and Intercreditor Agent to the Indenture Trustee of the Interest Adjustment Certificate in accordance with Section 6 hereof:

(a)  each of the Company and CTV shall use its reasonable best efforts to create and perfect a first-priority Lien (subject to the right of first offer held by the other shareholders of Comegua), in favor of the Collateral and Intercreditor Agent in all Capital Stock of Comegua owned (directly or indirectly) by the Company as of the Issue Date (the “Comegua Pledged Stock” and, together with the Mexican Pledged Stock, the “Pledged Stock”) by executing and delivering to the Collateral and Intercreditor Agent a Stock Pledge Agreement (which Stock Pledge Agreement shall be duly notarized) substantially in the form of Exhibit G-2 hereto with respect to such Comegua Pledged Stock, together with the certificates representing the subject Comegua Pledged Stock endorsed in guaranty (endoso en garantía) to the Collateral and Intercreditor Agent and evidence of registration of the pledge of such Capital Stock in the stock registry book of Comegua;

(b)  the Company and CTV shall deliver to the Collateral and Intercreditor Agent, as of the date the Lien created by such Stock Pledge Agreement is perfected, Opinions of Collateral Counsel dated as of such date in substantially the forms set forth in Exhibits H-1 and H-2 and, as of the date any certificates representing the Comegua Pledged Stock are delivered to the Collateral and Intercreditor Agent in the State of New York, H-3 with respect to such Stock Pledge Agreement and the security interest created thereby; and

(c)  the Company and CTV shall deliver such other documentation related to the provisions of this Section 9.14 as the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative) may reasonably request.

9.15  Obligations with Respect to Leases and Material Contracts. (a) No Real Property Grantor shall, with respect to any Real Property owned by it on the Issue Date (whether or not subject to a Mortgage Agreement), other than Unrelated Real Property which has been released from the Collateral pursuant to Section 7.6, (i) execute any assignment or pledge of any lease or sublease or of the rents or any part thereof other than pursuant to the applicable Collateral Document, (ii) accept any prepayments of any installment of rents or other amounts (other than a reasonable security deposit) to become due thereunder for a period exceeding three months, or (iii) enter into any lease or modify any such assigned lease in any fashion which will materially and adversely affect the value of such Real Property or the security provided by the applicable Collateral Document or which would violate any other provision of this Section 9.15, without the prior written consent of the Required Creditors.

(b)  Each lease in respect of any Real Property constituting part of the Collateral or a Collateral Asset shall contain terms (i) explicitly forbidding the actions proscribed by clause (a) above, and (ii) empowering the Collateral and Intercreditor Agent immediately to terminate such lease, without the payment of any penalty or other sanction by the lessor, at any time after the occurrence and during the continuance of a Collateral Event of Default.

(c)  The Company shall furnish to the Collateral and Intercreditor Agent within 30 days of the date hereof and, thereafter, promptly upon reasonable request of the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative), a written statement in respect of any or all of the leases that relate to any Real Property owned by a Real Property Grantor, setting forth the space occupied, if any, the portion of such Real Property leased thereby, the rentals or other amounts payable thereunder, and such other information as the Collateral and Intercreditor Agent may reasonably request and (ii) promptly upon entry into any lease or amendment thereto by any Real Property Grantor with respect to any Real Property owned by it, a copy of such lease or amendment.

(d)  The Company shall notify the Collateral and Intercreditor Agent, promptly upon the reasonable request of the Collateral and Intercreditor Agent (acting at its own discretion or upon the instruction of any Voting Creditor Representative), of the existence of any and all leases or leasing contracts in respect of any part of the Collateral.

9.16  U.S. Accounts Receivable. The Company hereby covenants and agrees that Vitro Packaging shall at all times be the sole and exclusive Affiliate through which the Company and its Subsidiaries sell and distribute inventory and products consisting of glass containers in the United States; provided that, if, as of the end of any calendar month, the monthly average of the third-party accounts receivable of Vitro Packaging for the six month period then ended exceeds 90% of the Historical Monthly Average, as certified by a Responsible Officer of the Company in an Officers’ Certificate delivered to the Collateral and Intercreditor Agent within 15 days of the end of such calendar month showing such calculations, then the Company and its Subsidiaries shall be entitled to sell and distribute inventory and products consisting of glass containers in the United States through another Subsidiary of the Company for so long as, at the end of any month as certified by the Company pursuant to an Officers’ Certificate delivered as provided above, the monthly average of the third-party accounts receivable of Vitro Packaging for the six-month period then ended exceeds 90% of Historical Monthly Average.

9.17  Cash Proceeds. Each Grantor agrees that it will maintain one or more bank accounts into which it will promptly deposit all proceeds constituting a part of the Collateral (other than any such amounts to the extent required to be deposited with the Collateral and Intercreditor Agent in any of the Collateral Accounts, the Proceeds Account or the Event of Loss Account) and agrees that it will not commingle the funds in any such account with cash not constituting Collateral.

9.18  Translations. (a) The Company hereby covenants and agrees that it shall provide to the Collateral and Intercreditor Agent and each Creditor Representative as soon as practicable after the date hereof translations by a Mexican court-approved translator of this Agreement, the Indenture and each Collateral Document, (i) in respect of each such agreement executed in the English language, into the Spanish language and (ii) in respect of each such agreement executed in the Spanish language, into the English language (each, a “Translation”).

(b)  In the event that the Collateral and Intercreditor Agent or any Creditor Representative at such time party hereto shall object, in its sole discretion, to any aspect of any Translation within 15 days after receipt thereof by such Person pursuant to the initial delivery thereof by the Company under clause (a) above, the Company, the Collateral and Intercreditor Agent and such Creditor Representatives shall use commercially reasonable efforts to negotiate in good faith the content of such Translation. In the absence of any objection during such period, each of the Secured Parties will be deemed to have agreed to such Translation in the form prepared by the Company. Nothing in this Section 9.18 shall require the Collateral and Intercreditor Agent to verify the accuracy of any Translation and the Collateral and Intercreditor Agent shall have no liability for any inaccuracy in any Translation.

(c)  Each Grantor and each of the Secured Parties hereby agrees that, upon agreement among the Secured Parties in respect of any Translation pursuant to clause (b) above, such Translation may be used in any action, suit or proceeding in any Mexican court.

(d)  in case of any conflict, the versions of each such agreement in the language as originally executed and delivered by the parties thereto shall prevail.

9.19  Covenants. (a)  The Company shall promptly comply with, and shall cause each Grantor to promptly comply with, any covenant or agreement applicable to a Grantor contained in this Agreement or in any Collateral Document and shall take all necessary action in furtherance of the foregoing.

(b)  Each covenant made in this Section 9 shall operate without prejudice to the requirements of any other Secured Creditor Document; provided, that in the event of any conflict between such requirements and those of this Section 9, the provisions herein shall prevail for all purposes relating to the application and enforcement of the provisions of this Agreement.

Section 10.    Reliance; Waivers; etc.

10.1  Reliance. The purchase of the Notes by the Noteholders, and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders, Working Capital Lenders and the Trade Creditors to the Company or any other Grantor, shall be deemed to have been given and made in reliance upon this Agreement. Each Secured Party independently and without reliance on the Collateral and Intercreditor Agent, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into the Secured Creditor Documents, this Agreement and the transactions contemplated hereby and thereby and will continue to make its own credit decision in taking or not taking any action under the Secured Creditor Documents or this Agreement.

10.2  No Warranties or Liability. Each Secured Party acknowledges and agrees that each of the Collateral and Intercreditor Agent and each other Secured Party has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Collateral Documents, the ownership, adequacy or value of any Collateral or the perfection or priority of any Liens thereon. Each Secured Party will be entitled to manage and supervise its extensions of credit under the Secured Creditor Documents in accordance with law and as it may otherwise, in its sole discretion, deem appropriate, and may manage extensions of credit without regard to any rights or interests that any other Secured Party have in the Collateral or otherwise, except as otherwise provided in this Agreement. No Secured Party shall have any duty to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with either the Company or any Subsidiary thereof (including any Secured Creditor Documents), regardless of any knowledge thereof which it may have or be charged with.

10.3  No Waiver. (a)  No right of the Collateral and Intercreditor Agent to enforce any provision of this Agreement, any Secured Creditor Document or any other Collateral Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Secured Party or the Collateral and Intercreditor Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any Secured Creditor Document or any other Collateral Document, regardless of any knowledge thereof which the Collateral and Intercreditor Agent or any Secured Party may have or be otherwise charged with.

(b)  Each Secured Party agrees that none of the Voting Creditors, the Voting Creditor Representatives and the Collateral and Intercreditor Agent shall have any liability to any Secured Party and hereby waives any claim against any of the Voting Creditors, the Voting Creditor Representatives and the Collateral and Intercreditor Agent (i) arising out of any and all actions the Voting Creditors or the Voting Creditor Representatives may take or permit or omit to take with respect to the Voting Creditor Documents or the collection of the Voting Creditor Claims or (ii) any of the matters described in Section 10.2. Each Secured Party agrees that the Voting Creditors, the Voting Creditor Representatives and the Collateral and Intercreditor Agent have no duty to them in respect of the maintenance or preservation of the Collateral or otherwise.

10.4  Obligations Unconditional. Each Grantor and each Secured Party agrees that all rights, interests, agreements and obligations of each such Party hereunder and under any Collateral Document shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any Secured Creditor Document or this Agreement;

(b)  any change in the time, manner or place of payment of, or in any other terms of, all or any of the Secured Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Secured Creditor Document or this Agreement;

(c)  any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any guarantee thereof;

(d)  the existence of any Insolvency Event in respect of any Grantor or any Secured Party; or

(e)  any other circumstances which otherwise might constitute a defense (other than payment) available to, or a discharge of, any Grantor in respect of the Secured Obligations or any Secured Party in respect of this Agreement.

Section 11.    Miscellaneous.

11.1  Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Collateral Document or any Secured Creditor Document, the provisions of this Agreement shall govern.

11.2  Continuing Nature of this Agreement. (a)  This Agreement shall continue to be effective until the indefeasible payment in full of the Secured Obligations, subject to clause (b) below. The terms of this Agreement shall survive, and shall continue in full force and effect during any Insolvency Event or proceeding relating thereto.

(b)  If any Secured Party is required in any proceeding relating to any Insolvency Event or otherwise to turn over or otherwise pay to the estate of any Grantor any amount previously received from any of them (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set off or otherwise) (a “Recovery”), then to the extent permitted under applicable law, the Secured Obligations of such Secured Party shall be reinstated up to the amount of such Recovery. If this Agreement shall have been terminated prior to such Recovery, upon written notice thereof from such Secured Party to such Grantor and the Collateral and Intercreditor Agent, this Agreement and each of the Collateral Documents shall be reinstated in full force and effect, to the extent permissible under applicable law and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Obligations of the parties hereto from such date of reinstatement.

11.3  Amendments; Waivers. With the written consent of the Required Creditors acting pursuant to clause (1)(e) of the definition thereof, the Collateral and Intercreditor Agent and the Grantors may from time to time amend, supplement or waive any provision hereof or of any other Collateral Document; provided that any Grantor, the Collateral and Intercreditor Agent and the Voting Creditor Representatives may amend or supplement this Agreement or any other Collateral Document without the consent of the Required Creditors or any other Secured Party in order (a) to cure any ambiguity, omission, defect or inconsistency herein, (b) to add to the covenants of the Grantors or provide additional Collateral for the benefit of the Secured Parties or (c) to make any other change that does not, in the opinion of each of the Voting Creditor Representatives (which determination shall be conclusive), adversely affect the rights of any Voting Creditor in any material respect. No Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement or any other Collateral Document except to the extent its rights are directly affected. Each Grantor hereby agrees to execute and deliver any supplement or amendment to this Agreement or any other Collateral Document or any other document or instrument necessary to effect any such amendment, supplement or waiver, or to evidence the appointment of a successor Collateral and Intercreditor Agent pursuant to Section 2.3. The Collateral and Intercreditor Agent shall be entitled to receive from the Grantors, at their sole expense, in connection with any amendment or modification pursuant to this Section 11.3 an Opinion of Counsel, addressed to it, regarding compliance with the provisions of this Section 11.3. The Collateral and Intercreditor Agent may, but shall not be obligated to, enter into any such supplement, modification or amendment which affects the Collateral and Intercreditor Agent’s own rights, duties or immunities under this Agreement, any other Collateral Document or otherwise.

11.4  Information Concerning Financial Condition of the Company and the Subsidiaries. Each Secured Party shall be responsible for keeping itself informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of any Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of any Secured Obligations. Except to the extent explicitly provided for herein, the Collateral and Intercreditor Agent and each Secured Party shall have no duty to advise any other Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Collateral and Intercreditor Agent or any Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Secured Party, it or they shall be under no obligation (w) to make, and the Collateral and Intercreditor Agent and any such Secured Party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

11.5  No Fiduciary Relationship. Each of the Grantors acknowledges that (i) none of the Collateral and Intercreditor Agent, any Creditor Representative or any Secured Party has any fiduciary relationship with or fiduciary duty to any Grantor or any Affiliate of any Grantor arising out of or in connection with this Agreement or any other Collateral Document, and (ii) the relationship between (x) the Collateral and Intercreditor Agent, the Creditor Representatives and the Secured Parties, on the one hand, and (y) the Grantors and their respective Affiliates, on the other, in connection herewith or therewith is solely that of creditor and debtor. In addition, none of the parties to this Agreement have any fiduciary relationship with or fiduciary duty to any other party to this Agreement arising out of or in connection with this Agreement or any other Collateral Document. Neither this Agreement nor any of the Collateral Documents or Secured Creditor Documents creates a joint venture among the parties.

11.6  Notices. All notices to the Secured Parties permitted or required under this Agreement may be sent to their Creditor Representatives. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or when received by courier service or U.S. mail registered or certified, or upon actual receipt of a telecopy or electronic mail, immediately followed by a copy delivered by international courier overnight delivery service. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

11.7  Further Assurances. Each Secured Party agrees that it shall take such further action and shall execute and deliver to the Collateral and Intercreditor Agent such additional documents and instruments (in recordable form, if requested) as the Collateral and Intercreditor Agent may reasonably request to effectuate the terms of this Agreement and the Liens contemplated hereby.

11.8  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York; provided that, solely for purposes of any judicial resolution by a Mexican court of any conflict between the provisions of this Agreement and the provisions of any Collateral Document or Secured Creditor Document governed by Mexican law, this Agreement shall be deemed to be governed by Mexican law to the extent necessary to ensure that the purposes of Section 11.1 hereof are fulfilled.

11.9  Jurisdiction, Service of Process and Venue. (a)  Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment; provided that the foregoing submission to jurisdiction by any Multilateral Financial Institution does not constitute a waiver of any of its immunities under its Articles of Agreement or of any other immunity to which it may be entitled under applicable law.

(b)  Each of the parties hereto (other than Vitro Packaging, the Collateral and Intercreditor Agent, the Indenture Trustee and any Multilateral Financial Institution) hereby irrevocably appoints CT Corporation System, in New York, New York (the “Process Agent”), with an office on the date hereof at 111 8th Avenue, 13th Floor, New York, NY 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of itself and its assets and properties service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York. Such appointment shall be irrevocable as long as any Secured Obligations owed to or by such Person are outstanding, except that if for any reason the Process Agent appointed hereby ceases to act as such, such Person will, by an instrument reasonably satisfactory to the Collateral and Intercreditor Agent, appoint another Person in the Borough of

Manhattan, New York as such Process Agent, subject to the approval of the Collateral and Intercreditor Agent, the Indenture Trustee, the Senior Credit Agents (not to be unreasonably withheld). Each party hereto hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Each of the parties hereto (other than the Collateral and Intercreditor Agent, the Indenture Trustee and any Multilateral Financial Institution) covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section 11.9(b) in full force and effect and to cause the Process Agent to act as such.

(c)  Nothing herein shall in any way be deemed to limit the ability of any Person to serve any such process or summons in any other manner permitted by applicable law.

(d)  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Collateral Documents brought in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, County of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. A final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which any party hereto is or may be subject, by suit upon such judgment.

11.10  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.11  Waiver of Immunity. To the extent that any Grantor may be or become entitled to claim for itself or its assets and properties any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Grantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Collateral Documents.

11.12  Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English (other than a Collateral Document that is originally executed in Spanish), the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

11.13  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the rest of this Agreement to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.14  Binding on Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon the Secured Parties, the Collateral and Intercreditor Agent, the Grantors and their respective permitted successors and assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of the Secured Parties, the Collateral and Intercreditor Agent, the Grantors and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Collateral. No other Person shall have or be entitled to assert rights or benefits hereunder. Notwithstanding the foregoing, the provisions of Sections 5.1 and 5.3 shall inure to the benefit solely of the Secured Parties and the Collateral and Intercreditor Agent and shall in no event be construed to give any Grantor or other Person any right, remedy or claim under or in respect of the provisions thereof or any other term of this Agreement, and no Grantor or other Person shall be entitled to assert any right or benefit thereunder.

11.15  Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

11.16  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

11.17  Representations and Warranties of Secured Parties and Collateral and Intercreditor Agent. Each of the Secured Parties and the Collateral and Intercreditor Agent hereby represents to each of the other parties as of the date hereof, or as of the date the Secured Party making such representations and warranties becomes a party hereto pursuant to an Accession Agreement, as applicable, that:

(a)  it is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its organization;

(b)  it has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement, the other Collateral Documents to which it is a party, and each other agreement or instrument entered into by it in connection therewith;

(c)  each of this Agreement, the other Collateral Documents to which it is a party, and each other agreement or instrument entered into by it in connection therewith has been duly executed and delivered and is its legal, valid and binding obligation, enforceable against it in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) as rights of acceleration, indemnification, contribution and the availability of equitable remedies may be limited by equitable principles of general applicability.

11.18  Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the occurrence of any Insolvency Event or commencement of any proceeding in respect thereof. All references to the Company or any other Grantor shall include the Company or Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in connection with any Insolvency Event or proceeding relating thereto.

11.19  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Grantor to the Collateral and Intercreditor Agent to take or refrain from taking any action under this Agreement or any other Collateral Document, the Company shall furnish to the Collateral and Intercreditor Agent:

(a)  an Officers’ Certificate in form and substance reasonably satisfactory to the Collateral and Intercreditor Agent (as determined by the Collateral and Intercreditor Agent in its own

discretion or in consultation with any one or more Voting Creditor Representatives) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement, any Collateral Document relating to the proposed action, and any Secured Creditor Document have been complied with; and

(b)  an Opinion or Opinions of Counsel in form and substance reasonably satisfactory to the Collateral and Intercreditor Agent (as determined by the Collateral and Intercreditor Agent in its own discretion or in consultation with any one or more Voting Creditor Representatives) and subject to customary assumptions and qualifications, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

11.20  Statements Required in Certificate or Opinion. Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel, with respect to compliance with a covenant or condition provided for in this Agreement or any Collateral Document shall include:

(a)  a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials or other appropriate documentation.

11.21  Entire Agreement. This Agreement, the other Collateral Documents and the respective Secured Creditor Documents contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supercede all prior agreements and understandings relating thereto.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VITRO ENVASES NORTEAMÉRICA, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

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INDUSTRIA DEL ÁLCALI, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

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COMPAÑÍA VIDRIERA, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

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FABRICACIÓN DE MÁQUINAS, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

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PROCESADORA DE MATERIAS PRIMAS INDUSTRIALIZABLES, S.A. DE C.V.
Avenida Ricardo Margain No. 400
Colonia Valle del Campestre
Garza García, Nuevo León
66265, México.
Attention: Francisco Romero Ramos.
General Counsel

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VIDRIERA MONTERREY, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

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VIDRIERA GUADALAJARA, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos General Counsel

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VIDRIERA QUERÉTARO, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

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Name:
Title:

VIDRIERA TOLUCA, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA LOS REYES, S.A. DE C.V. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

By:
Name:
Title:

By:
Name:
Title:

VITRO PACKAGING, INC. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

By:
Name:
Title:

CENTRO DE TECNOLOGÍA VIDRIERA, LTD. Avenida Ricardo Margain No. 400 Colonia Valle del Campestre Garza García, Nuevo León 66265, México. Attention: Francisco Romero Ramos. General Counsel

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral and Intercreditor Agent

By:
Name:
Title:

425 Fifth Avenue New York, New York 10018 Attn: Corporate Trust

THE BANK OF NEW YORK, as Trustee on behalf of the Holders of the Notes

By:
Name:
Title:

101 Barclay Street, Floor 21W New York, NY 10286 Attention Corporate Trust Administration

SCHEDULE I

GRANTORS

Vitro Envases Norteamérica, S.A. de C.V.

Industria del Álcali, S.A. de C.V.*

Compañía Vidriera, S.A. de C.V.*

Fabricación de Máquinas, S.A. de C.V. *

Procesadora de Materias Primas Industrializables, S.A. de C.V.*

Vidriera Monterrey, S.A. de C.V.*

Vidriera Guadalajara, S.A. de C.V.*

Vidriera Querétaro, S.A. de C.V.*

Vidriera Toluca, S.A. de C.V.*

Vidriera los Reyes, S.A. de C.V.*

Vitro Packaging, Inc.

Centro de Tecnología Vidriera, Ltd.

__________________________
* Real Property Grantor.

SCHEDULE II

INITIAL COLLATERAL DOCUMENTS

(1)  Security Agreement, dated as of July 23, 2004, between Vitro Packaging, Inc. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(2)  Deposit Account Control Agreement, dated as of July 23, 2004, between Vitro Packaging, Inc., the Master Collateral and Intercreditor Agent on behalf of the Secured Parties and JPMorgan Chase Bank.

(3)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Industria del Álcali, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(4)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Compañia Vidriera, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(5)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Fabricación de Máquinas, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(6)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Procesadora de Materias Primas Industrializables, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(7)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Vidriera Monterrey, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(8)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Vidriera Guadalajara, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(9)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Vidriera Querétaro, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(10)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Vidriera Toluca, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(11)  Non-Possessory Pledge Agreement, dated as of July 23, 2004, between Vidriera los Reyes, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(12)  Account Control Agreement, dated as of July 23, 2004, between Fabricación de Maquinas, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties and JPMorgan Chase Bank.

(13)  Mercantile Agency Agreement, dated as of July 23, 2004, between Industria del Álcali, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(14)  Mercantile Agency Agreement, dated as of July 23, 2004, between Compañia Vidriera, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(15)  Mercantile Agency Agreement, dated as of July 23, 2004, between Fabricación de Máquinas, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(16)  Mercantile Agency Agreement, dated as of July 23, 2004, between Procesadora de Materias Primas Industrializables, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(17)  Mercantile Agency Agreement, dated as of July 23, 2004, between Vidriera Monterrey, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(18)  Mercantile Agency Agreement, dated as of July 23, 2004, between Vidriera Guadalajara, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(19)  Mercantile Agency Agreement, dated as of July 23, 2004, between Vidriera Querétaro, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(20)  Mercantile Agency Agreement, dated as of July 23, 2004, between Vidriera Toluca, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

(21)  Mercantile Agency Agreement, dated as of July 23, 2004, between Vidriera los Reyes, S.A. de C.V. and the Master Collateral and Intercreditor Agent on behalf of the Secured Parties.

2

SCHEDULE III

CASH EQUIVALENTS

(1)
marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)
marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) or any successor thereto;

(3)
commercial paper issued by a corporation (other than an Affiliate of the Company) maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)
demand deposits, certificates of deposit, time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million (or the equivalent);

(5)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause 1 above entered into with any bank meeting the qualifications specified in clause 4 above; and

(6)	investments in money market funds which invest substantially all of their assets in securities of the types described in clauses 1 through 5 above.

SCHEDULE IV

COLLATERAL PERMITTED LIENS

(1)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(2)	Liens for taxes, assessments or governmental charges or levies on the property of any Grantor; provided such Grantor is in compliance with the provisions of Section 9.6;

(3)
Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of any Grantor, including rights of offset and set-off;

(6)	Liens existing on the Issue Date;

(7)
zoning restrictions, licenses, easements, servitudes, rights of way, title defects, covenants running with the land and other similar charges or encumbrances or restrictions not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value of the Collateral; and

(8)	Liens created pursuant to the Collateral Documents, including Liens thereon securing the Notes, the Guarantees made by any Guarantor and the Secured Obligations.

SCHEDULE 8.5

QUALIFICATIONS TO LEGAL FORM

a)
The enforceability of this Agreement and the other Collateral Documents may be subject to the limitations imposed by concurso mercantil, bankruptcy, suspension of payments, insolvency, fraudulent conveyance, dissolution, liquidation, reorganization, moratorium, tax, labor and similar laws affecting the enforcement of creditors’ rights generally or public order;

b)
Provisions of this Agreement and the other Collateral Documents granting discretionary authority to any party thereto cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirement from a competent authority to produce satisfactory evidence as to the basis of any determination. In addition, under Mexican law, the parties thereto will have the right to contest in court any determination, notice or certificate purporting to be conclusive and binding;

c)
In the event that proceedings are brought in Mexico seeking performance of any payment obligations of any party to this Agreement or to any of the other Collateral Documents, such party may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican pesos at the rate of exchange prevailing on the date when payment is made, as published by the Banco de México in the Diario Oficial de la Federación; provisions purporting to limit the ability of the Company or any of the other Grantors to discharge their obligations as described above, or purporting to give any Secured Party, the Collateral and Intercreditor Agent or any other party an additional course of action seeking indemnity or compensation for possible deficiencies arising or resulting from variations in rate of exchange, may not be enforceable in Mexico;

d)
Covenants in this Agreement and the other Collateral Documents which purport to bind any of the parties thereto on matters reserved by Mexican law to shareholders, which require certain action of the shareholders or which purport to bind shareholders or directors of the Company or any of the other Mexican Grantors to vote or refrain from voting their shares, or take or abstain from taking certain actions, are not enforceable in Mexico;

e)
Service of process by mail or other means does not constitute personal service under Mexican law and, since such service is considered to be a basic procedural requirement under such law, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such service of process would not be enforced by the courts of Mexico;

f)
Pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers’ housing fund quotas and retirement fund quotas are preferred by statute and will have priority over claims of other creditors;

g)
Claims may become barred under statutes of limitation (prescripción) or may become subject to defenses or set-off or counterclaim; waivers to applicable Mexican statutes of limitations are unenforceable under Mexican law;

h)
In accordance with Mexican bankruptcy law (Ley de Concursos Mercantiles), any provision in an agreement which makes the obligations of the bankrupt party more onerous due to the fact of a filing for insolvency or bankruptcy may be considered void;

i)
Any provision in this Agreement or the other Collateral Documents to the effect that invalidity and illegality of any part thereof will not invalidate the remaining obligations of this Agreement or the other Collateral Documents may be unenforceable in Mexico to the extent that such provision constitutes an essential element of this Agreement or the other Collateral Documents, as the case may be;

j)	In any proceeding brought before the courts of Mexico for the enforcement of this Agreement or the other Collateral Documents, a Mexican court would apply Mexican procedural law in such proceedings;

k)
Mexican law does not permit the collection of interest on interest, and, consequently, any relevant provision of this Agreement or of the other Collateral Documents relating to the payment of interest on interest may be unenforceable in Mexico.

l)	Choice of forum provisions which provide some, but not all, of the parties to an agreement the ability to select the forum, are not valid under Mexican procedural law;

m)
A Mexican court could determine that waivers of the Mexican Guarantors to possible discharges based on the invalidity, illegality, unenforceability, amendment, termination, discharge or similar situations affecting the Secured Obligations are contrary to public policy (orden público). As a general principle under Mexican law, the guarantees would be deemed limited or discharged to the same extent as the Obligations;

n)
Generally, Mexican law does not allow a secured party to seize or sell collateral unless appropriate judicial procedures have been followed. Absent a court decision, a secured creditor would require the debtor’s consent to assume ownership of the pledged assets. Under Mexican law, powers of attorney granted by the Company, or any of the other Grantors should be formalized before a Mexican Notary Public, or in certain cases, a public broker (corredor público), and general powers of attorney should be recorded in the Public Registry of Commerce of the domicile of the corresponding Grantor;

o)
Although the assets of the Company and the other Mexican Grantors are generally not subject to immunity from attachment, assets of such entities that are essential for the conduct of their operations may not be attached separately, although they may be attached jointly with the business concern (this limitation does not apply to foreclosures under the Non-Possessory Pledge Agreements);

p)
Absent an approval of the pledge of stock by the shareholders of Vitro, a shareholder of Vitro could attempt to contest the sale of the Pledged Stock in a foreclosure, based on an alleged violation to the bylaws of Vitro;

q)
Provisions in the Mexican Collateral Documents regarding reinstatement of a security interest upon devolution to the bankruptcy estate of amounts previously received by a Secured Party, are subject to rules regarding fraudulent conveyance and recognition of credits under Mexican bankruptcy law.

2

SCHEDULE 8.8

SCHEDULE 8.8

RESTRICTED MACHINERY AND EQUIPMENT

PROTECTED BY PATENTS OWNED BY OWENS BROCKWAY

GRANTOR	MEX APPN/PATENT No	EFFECTIVE /FILING DATE	TYPE OF EQUIPMENT / MECHANISM	No OF INSTALLED EQUIPMENT
COVISA	P 171,477	31/OCT/2006	Equipment for matching glass containers with the manufacturing mold	18
COVISA	P 190,885	14/SEP/2014	Equipment for detecting vertical checks and bright lines in the body of the glass containers (INSPECTION)	30
COVISA	P 161,438	26/SEP/2004	Bushing carrier	14
COVISA	P 161,369	9/SEP/2004	Parallel shearing mechanism
COVISA	P 191,511	11/OCT/2015	(servo)	3
COVISA	P 202,148	22/FEB/2014	Piston Mechanism
COVISA	P 202,959	6/FEB/2017	(Servo-plunger carrier))	3

COVISA = COMPAÑÍA VIDRIERA, S.A. DE C.V.

In the event of a foreclosure or sale, it is possible that none of the machinery and equipment could be sold in the United States or in countries other than Mexico.

SCHEDULE 8.9

PROPERTY AND ISSUE DATE BOOK VALUE

Real Property Grantor	Issue Date Book Value (Mexican pesos)
COVlSA	$225,986,864.36
VIMOSA	$599,884,868.26
VIRREYES	$250,819,857.85
VIGUSA	$230,355,398.27
VIQUESA	$420,897,189.91
VITOLSA	$304,005,402.39
ALCALI	$576,869,727.02
PROMAPI	$44,097,004.82
FAMA	$210,258,986.18

1

Plots of Real Property of Compañía Vidriera, S.A. de C.V.

No.	No. of Public Deed	Surface	No. for Internal Control
1	13,795	65,958.33 m2	1

2

Plots of Real Property of Vidriera Monterrey, S.A. de C.V.

No.	No. of Public Deed	Surface	No. for Internal Control
1	7,183	8,870.31 m2	3
2	87	11,570.21 m2	4
3	1382	110.25 m2	6
4	3,153	110.25 m2	8
	1702
	17240
5	3,153	110.25 m2
	1702
	17240
6	589	148.875 m2	10
	639
7	60	294 m2	11
	1690
8	1,878	124.65 m2	12
9	1483	195.03 m2	13
10	2105	Irregular (9m x 19.2m x 12.6m x 28m)	14
	2106
	1799
11	4525	123.30 m2	16
	4034
12	3148	249.30 m2	17
13	3351	76.5 m2	18
14	270	Irregular (23.8m x 14.1m x 27.7m x 7.45m x 6.8m)	19
15	3279	225 m2	20
16	317	220.5 m2	21
	1027
17	1369	124.65 m2	22
	4,539
18	17,241	195 m2	23
19	3,614	265.43 m2	24
20	3,149	197.02 m2	25
21	150	80.36 m2	26
22	3,147	122.4 m2	27
23	1,490	Irregular (9m x 36.67m x 4.6m x 8.2m x 43.34m)	28
24	1,301	194.72 m2	29
25	1,489	Irregular (6m x 28.67m x 4.5m x 43.25m)	30
26	1,467	194.625 m2	31
27		110.25 m2
28	181	24 casas y 27,000 m2	32
29	32	19,554.05 m2	37
30	21,109	43,915.73 m2	44
31	6,630	4,805.25 m2	45
32	6.984	1,017.94 m2	46
33	230	32,845.21 m2	47
34		3,020 m2

3

Plots of Real Property of Vidriera Los Reyes, S.A. de C.V.

No.	No. of Public Deed	Surface	No. for Internal Control
1	18,769	110,642.41 m2	2
2		193 m2
3		193 m2
4		162 m2
5	12,398	31.21 m2 (19.27% of an office of 162 m2; the remaining portion is property of Vitolsa)	3
6		45.15 m2
7		48.8 m2
8		24.98 m2 (40% of a parking unit of 62.47 m2; the remaining portion is property of Vitolsa)
9		193 m2
10	7,649	193 m2	4
11		162 m2
12		162 m2

4

Plots of Real Property of Vidriera Guadalajara, S.A. de C.V.

No.	No. of Public Deed	Surface	No. for Internal Control
1	7,490	96,000 m2	1
2	31,856	48,401.6 m2	2
3	24,724	4,888 m2	3
4	8,191	3,179.59 m2	4
5	8,192	3,857.40 m2	5
6 7	12,397	53.23 m2 45.15 m2	6
8	12,399	9.24 m2	7

5

Plots of Real Property of Vidriera Querétaro, S.A. de C.V.

No.	No. of Public Deed	Surface	No. for Internal Control
1	1,987	20 hs 28 as 33.584 cs	1

6

Plots of Real Property of Vidriera Toluca, S.A. de C.V.

No.	No. of Public Deed	Surface	No. for Internal Control
1	7,904	239,337.25 m2	1
2		130.78 m2 (80.73% of an office of 162 m2; the remaining portion is property of Virreyes)
3	12,407	37.48 m2 (60% of a parking unit of 62.47 m2; the remaining portion is property of Virreyes)	2
4		9.24
5		9.24

7

Plots of Real Property of Industria del Alcali, S.A. de C.V.

No.	No. of Public Deed/Title	Surface	No. for Internal Control
1	8,749	153 hs 2,860 m2	1
2	398 1,357	126 hs	2
3	467	2 hs 9,456.96 m2	3
4	574	120,861.99 m2	4
5	1,878	1,153,365.51 m2	5
6	1,401	10,000 m2	6
7		1 h 6,600 m2
8	5,341	30 hs-65 as- 72 cs	7
9	5,511	6 hs 5,694 m2	8
10	6,667	7,259.72 m2 10,000 m2 10,000 m2 10,000 m2	9
11
12
13
14	309	91 hs- 45 as- 32 cs	10
15	1,880	53 hs - 85 cs	11
16	591	35.3050 hs	12
17	1,881	266 hs- 40 as	13
18	776	8,108 m2	14
19	427	171 hs- 47 as-47 cs	15
20	895	12 hs 8,244 m2	16
21	3,421	10,050.00 m2 9,105.55 m2	19
22
23	459	93 hs 5,194.05 m2	20
24		189 hs 8,836.60 m2
25	409	1,789,411.4 m2	21
26	371	Irregular (69.65m X 62.12m X 353.88m X 314.85m)	22
27	11,038	100,000 m2	23
28	2,229	461,707.58 m2	24
29	15,803	500,000 m2	25
30	15,804	32 hs 84 as 70 cs	26
31	N.A.	356 hs 1036.11 m2	27
32	N.A.	5,597.64 m2	28
33	N.A.	2,740 m2	29
34	N.A.	31 hs 2,411.38 m2	30
35	701	5 hs 1,551.10 m2 2 hs 1,303 m2	31
36
37	441	48 hs - 82 as- 60 cs	32
38	426	45 hs 72 as 66 cs	33
39	370	9 hr 3,688 m2	34

8

Plots of Real Property of Procesadora de Materias Primas Industrializables, S.A. de C.V.

No.	No. of Public Deed	Surface	No. for Internal Control
1	44,978	5,851.75 m2	1
2	45,425	8,173.48 m2	2
3	20,920	10,642 m2	3
4	45,677	450 m2	4
5	2,023	12,532 m2	5

9

Plots of Real Property of Fabricación de Máquinas, S.A. de C.V.

No.	No. of Public Deed	Surface	No. for Internal Control
1	45	13,379.75 m2	1
2	255	9,824 m2	2
3	453	1,958 m2	3
4	183	1,744.80 m2	4
5	60	9,331.20 m2	5
6	3,106	2,692 m2	6
7	1,891	14,700.51 m2	7
8	2,069	20,115.51 m2	8
9	2,632	880 m2	9

10

Unrelated Real Property of Vidriera Monterrey, S.A de C.V.

Attached is a map describing the three plots of Unrelated Real Property of Vidriera Monterrey, S.A. de C.V.

The easements and right of way that will be granted will include the use of the internal street described in the attached map, from the place where the Unrelated Real Property is located to the entrance of the industrial facilities at Magallanes Street.

Such easements and rights of way will also give access to the owner of the Unrelated Real Properties to all services needed in order to keep operating such Unrelated Real Property as a museum. Such easements and rights of way will not materially affect the value of the Real Properties that are part of the Collateral.

11

Unrelated Real Property of lndustria del Alcali, S.A de C.V.

Attached is a map describing the three plots of Unrelated Real Property of lndustria del Alcali, S.A. de C.V.

The easements that will be granted will include a right of way from the Unrelated Real Property to the Highway Carretera a Garcia, Nuevo Leon.

Such easements and rights of way will also give access to the owner of the Unrelated Real Properties to all services needed in order to operate such Unrelated Real Property for its intended use. Such easements and rights of way will not materially affect the value of the Real Properties that are part of the Collateral.

12

[MAP TO BE INSERTED]

13

SCHEDULE 8.12

HISTORICAL MONTHLY AVERAGE

HISTORICAL MONTHLY AVERAGE	USD$19,751,209.00

Month	Average of third party accounts receivable of Vitro Packaging for each of the months of the 12 month period ending March 31, 2004.
April 2003	USD$19,252,507.00
May 2003	USD$18,407,271.00
June 2003	USD$21,030,154.00
July 2003	USD$23,055,760.00
August 2003	USD$25,526,737.00
September 2003	USD$18,416,067.00
October 2003	USD$18,240,231.00
November 2003	USD$18,814,414.00
December 2003	USD$17,772,221.00
January 2003	USD$18,140,709.00
February 2003	USD$18,165,779.00
March 2003	USD$20,192,660.00

Total	USD$237,014,510.00
Monthly Average	USD$19,751,209.00

14